UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THE AZEK COMPANY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE AZEK COMPANY INC.

1330 W FULTON STREET #350

CHICAGO, ILLINOIS 60607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Eastern Time on Tuesday, May 18, 2021

Dear Stockholder of The AZEK Company Inc.:

You are cordially invited to attend the 2021 annual meeting of stockholders, or the Annual Meeting, of The AZEK Company Inc., a Delaware corporation, or AZEK, which, due to the ongoing public health concerns resulting from the COVID-19 pandemic, will be held virtually, via live audio webcast at www.virtualshareholdermeeting.com/AZEK2021, on Tuesday, May 18, 2021 at 10:00 a.m. Eastern Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect the two Class I directors named in the accompanying proxy statement, each to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2021; and

3.	To transact such other business as may properly come before the Annual Meeting or any postponements, adjournments or continuations thereof.

Our board of directors recommends that you vote “FOR” the director nominees named in Proposal One of the accompanying proxy statement and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accounting firm as described in Proposal Two.

Our board of directors has fixed the close of business on March 25, 2021 as the record date, or the Record Date, for the Annual Meeting. Only stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/AZEK2021 and to ask questions and/or vote, you will be required to enter the 16-digit control number found on your proxy card, voting instruction form or notice previously received. Stockholders may vote in advance of the Annual Meeting at www.proxyvote.com or by telephone at 1-800-690-6903, 24 hours a day through 11:59 p.m. Eastern Time on the day before the Annual Meeting and may vote during the Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/AZEK2021.

Each share of common stock that you own represents one vote for each of the matters to be acted upon at the Annual Meeting, except that each share of Class B common stock represents zero votes for the election of the two directors referred to above and any other matter relating to the election, replacement or removal of directors.

We appreciate your continued support of AZEK.

By order of the board of directors,

Jesse Singh
Chief Executive Officer, President and Director
Chicago, Illinois
April 1, 2021

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote and submit your proxy as soon as possible by following the voting procedures described in these proxy materials.

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THE AZEK COMPANY INC.

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Eastern Time on Tuesday, May 18, 2021

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders, or the Annual Meeting, of The AZEK Company Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held virtually via live audio webcast on Tuesday, May 18, 2021 at 10:00 a.m. Eastern Time. The Annual Meeting can be accessed via the Internet at www.virtualshareholdermeeting.com/AZEK2021 where you will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. Because of the ongoing COVID-19 pandemic, you will not be able to attend the Annual Meeting physically in person.

Our board of directors has fixed the close of business on March 25, 2021 as the record date, or the Record Date, for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this proxy statement and our annual report on Form 10-K for our fiscal year 2020, as amended, or our 2020 Annual Report, is first being mailed on or about April 7, 2021 to all stockholders entitled to vote at the Annual Meeting.

In this proxy statement, the terms “AZEK,” “the Company,” “we,” “us” and “our” refer to The AZEK Company Inc. The mailing address of our principal executive offices is 1330 W Fulton Street #350, Chicago, Illinois 60607.

NOTICE OF AVAILABILITY OF PROXY MATERIALS

On or about April 7, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement and our annual report on Form 10-K for our fiscal year 2020, as amended, or our 2020 Annual Report. The Notice provides instructions on how to vote via the Internet, mobile device, or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our 2020 Annual Report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your Notice or proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Why are you holding a virtual Annual Meeting and how can stockholders attend?

We will be hosting the Annual Meeting via live webcast only. In addition to supporting the health and well-being of our stockholders and other meeting participants during the COVID-19 pandemic, we also believe hosting our Annual Meeting virtually helps to expand access, facilitate stockholder attendance, reduce costs and enable improved communication. It also reduces the environmental impact of our Annual Meeting. To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/AZEK2021 with your 16-digit control number included in the Notice, on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other nominee if you are a street name stockholder, as described below.

The Annual Meeting live webcast will begin promptly at 10:00 a.m. Eastern Time on Tuesday, May 18, 2021. Stockholders may vote and submit questions while attending the meeting online. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform at www.virtualshareholdermeeting.com/AZEK2021.

What matters am I voting on and how does the board of directors recommend that I vote?

PROPOSAL	BOARD OF DIRECTORS VOTING RECOMMENDATION
PROPOSAL NO. 1 The election of two Class I directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee

PROPOSAL NO. 2 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our year ending September 30, 2021.	FOR

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.

Who is entitled to vote?

Holders of our Class A common stock as of the close of business on the Record Date will be entitled to one vote for each share of our Class A common stock held by them on the Record Date with respect to all matters to be acted upon at the Annual Meeting. The sole holder of our Class B common stock as of the close of business on the Record Date will be entitled to one vote for each share of our Class B common stock held by it on the Record Date with respect to all matters to be acted upon at the Annual Meeting other than those matters that relate to the election, removal or replacement of directors. As of the Record Date, there were 154,739,238 shares of our Class A common stock and 100 shares of our Class B common stock outstanding. We refer to our Class A common stock and our Class B common stock collectively as our common stock. We do not have cumulative voting rights for the election of directors.

Stockholders of Record; Shares Registered in Your Name

If shares of our common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders

If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to attend the virtual Annual Meeting. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 1 The election of two Class I directors to serve until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified.	Our bylaws state that, to be elected, a nominee must receive a plurality of the votes, which means that the nominees that receive the highest number of votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will have no effect on the outcome of this proposal.

PROPOSAL NO. 2 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our year ending September 30, 2021.	The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote against this proposal. Broker non-votes are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our bylaws and Delaware law. The presence in person or represented by proxy of the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote on a matter at the Annual Meeting will constitute a quorum for that matter at the

Annual Meeting. Abstentions and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are five ways to vote:

•	By Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 17, 2020 (have your Notice or proxy card in hand when you visit the website);

•	By toll-free telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on May 17, 2020 (have your Notice or proxy card in hand when you call);

•	By completing and mailing your proxy card (if you received printed proxy materials) to be received by 6:00 p.m. Eastern Time on May 17, 2020; or

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By attending the virtual meeting by visiting www.virtualshareholdermeeting.com/AZEK2021, where you may vote electronically and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the Annual Meeting.

VOTING VIA THE INTERNET OR BY TELEPHONE IS FAST AND CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. VOTING EARLY WILL HELP AVOID ADDITIONAL SOLICITATION COSTS AND WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU WISH TO DO SO.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time by:

•	entering a new vote by Internet or by telephone before the Annual Meeting;

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delivering a written notice of revocation or completing and returning a later-dated proxy card before 6:00 p.m. Eastern Time on May 17, 2020 to the Corporate Secretary of AZEK, in writing, at The AZEK Company Inc., 1330 W Fulton Street #350, Chicago, Illinois 60607; or

•	attending and voting electronically at the virtual Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Jesse Singh (our President and Chief Executive Officer), Ralph Nicoletti (our Chief Financial Officer and Treasurer) and Paul Kardish (our Chief Legal Officer and Secretary) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed, adjourned or continued, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the U.S. Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our 2020 Annual Report, primarily via the Internet. The Notice containing instructions on how to access this proxy statement and our 2020 Annual Report is first being mailed on or about April 7, 2021 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?

Brokers, banks and other nominees holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for our year ending September 30, 2021. Your broker, bank or other nominee will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you. If the broker, bank or other nominee that holds your shares in street name returns a proxy card without voting on a non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” Broker non-votes are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Annual Meeting is explained above.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to

households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other nominee.

You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling Broadridge’s Householding Department at 866-540-7095. In light of shelter-in-place restrictions currently in place due to the COVID-19 pandemic, we encourage stockholders to contact us by telephone instead of physical mail to help ensure timely receipt of any request for proxy materials. Additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials will be sent promptly upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other nominee or sending a written request to Broadridge Householding Department at the address above or by calling 866-540-7095.

What is the deadline to propose stockholder actions and director nominations for consideration at next year’s annual meeting of stockholders?

Rule 14a-8 Stockholder Proposals

As prescribed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders. For a Rule 14a-8 stockholder proposal to be timely and considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, the proposal must comply with all applicable requirements of Rule 14a-8, including with respect to ownership of our common stock, and our Corporate Secretary must receive the written proposal at our principal executive offices by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the 2022 Annual Meeting is not held more than 30 days from the first anniversary of the 2021 Annual Meeting, the applicable deadline will be December 2, 2021). Stockholder proposals should be addressed to:

The AZEK Company Inc.

Attention: Corporate Secretary

1330 W Fulton Street #350

Chicago, Illinois 60607

If a stockholder who has notified us of his, her or its intention to present a Rule 14a-8 stockholder proposal at an annual meeting does not appear and a qualified representative of that stockholder does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.

Advance Notice Stockholder Proposals

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proper proposal, including director nominations, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Any such advance notice stockholder proposal, including director nominations, must comply with all of the requirements set forth in our certificate of incorporation, our bylaws and applicable laws, rules and regulations. Our bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must be a stockholder of record at the time of the giving of the notice and at the time of the annual meeting, (ii) the stockholder is entitled to vote at the meeting, (iii) the business must be a proper matter for stockholder action, and (iv) the stockholder must give timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. For an advance notice stockholder proposal, including director nominations, to be timely for our 2022 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices at the address listed above:

•	not earlier than the close of business on 120 days prior to the anniversary of the Annual Meeting; and

•	not later than the close of business on 90 days prior to the anniversary of the Annual Meeting.

In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of an advance notice stockholder proposal must be received no earlier than the close of business on the 120th day before our 2022 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2022 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of the 2022 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present an advance notice stockholder proposal, including director nominations, at an annual meeting does not appear and a qualified representative of that stockholder does not appear to present his, her or its proposal at such annual meeting, such proposal shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.

You are advised to review our bylaws, which contain additional requirements regarding advance notice stockholder proposals, including director nominations.

Availability of Bylaws

A copy of our bylaws is available via the SEC’s website at https://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

What does being an “emerging growth company” mean?

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	reduced obligations with respect to financial data, including presenting only three years of audited financial statements and only three years of selected financial data;

•	an exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements, and registration statements; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards, and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make comparison of our financial statements with those of other public companies more difficult. We may take advantage of these reporting exemptions until we no longer qualify as an emerging growth company, or, with respect to adoption of certain new or revised accounting standards, until we irrevocably elect to opt out of using the extended transition period. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering, or our IPO; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these reduced reporting burdens.

We will lose our emerging growth company status on September 30, 2021, when we will qualify as a Large Accelerated Filer based upon our market capitalization as of March 31, 2021, the end of our second fiscal quarter for fiscal year 2021, according to Rule 12b-2 of the Exchange Act.

BOARD OF DIRECTORS

Board of Directors Composition

We are managed under the direction of our board of directors, which is currently composed of twelve members. All of our directors, with the exception of our Chief Executive Officer, are independent within the meaning of the listing standards of the New York Stock Exchange, or the NYSE. The authorized number of directors comprising our board of directors may not be less than three or not more than thirteen, with the actual number to be fixed from time to time by resolution of our board of directors, subject to the terms of our certificate of incorporation and bylaws and our stockholders agreement, or the Stockholders Agreement, that we entered into with an entity affiliated with Ares Management Corporation, or Ares, and Ontario Teachers’ Pension Plan Board, or OTPP, and together, the Sponsors, in connection with our initial public offering. For more information regarding the Stockholders Agreement, including certain director nomination rights granted to the Sponsors, see “Related Person Transactions—Stockholders Agreement.”

Our certificate of incorporation provides for a board of directors comprised of three classes of directors, with each class serving a three-year term beginning and ending in different years than those of the other two classes. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our board of directors is divided among the three classes as follows:

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Our class I directors are Sallie Bailey, James Hirshorn, Romeo Leemrijse and Ashfaq Qadri and their term will expire at the Annual Meeting. Ms. Bailey and Mr. Qadri are standing for re-election to our board of directors at the Annual Meeting. Messrs. Hirshorn and Leemrijse are not standing for re-election.

•	Our class II directors are Fumbi Chima, Brian Klos, Brian Spaly and Blake Sumler and their term will expire at the annual meeting of stockholders to be held in 2022.

•	Our class III directors are Howard Heckes, Gary Hendrickson, Bennett Rosenthal and Jesse Singh and their term will expire at the annual meeting of stockholders to be held in 2023.

Our Board members’ comprehensive set of skills and diverse backgrounds are designed to ensure effective oversight of our business strategy and our corporate governance practices. The Board consists of directors with a diversity of gender, ethnicity, skills and experiences, with women and ethnically diverse directors representing approximately 33% of our Board. Our average director tenure is three (3) years.

Information Regarding Directors

The following table sets forth the names, ages as of April 1, 2021, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors. Full biographical information follows the table.

NAME	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	COMP. COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Nominees:
Sallie B. Bailey	I	61	Director	2018	2021	2024	X
Ashfaq Qadri	I	39	Director	2019	2021	2024	X
Continuing Directors:
Fumbi Chima	II	46	Director	2020	2022	—	X
Brian Klos	II	39	Director	2018	2022	—	X
Brian Spaly	II	44	Director	2020	2022	—	X
Blake Sumler	II	50	Director	2020	2022	—	X
Howard Heckes	III	56	Director	2020	2023	—	X
Gary Hendrickson (C)	III	64	Director	2017	2023	—	X
Bennett Rosenthal	III	57	Director	2013	2023	—	X
Jesse Singh	III	55	CEO, President & Director	2016	2023	—

Legend: (C) Chairperson of the Board | Chair | Member | Audit Committee Financial Expert

Nominees for Director

Sallie B. Bailey, a director since November 2018, previously served as the Executive Vice President and Chief Financial Officer of Louisiana-Pacific Corporation, a leading manufacturer of engineered wood building products for residential, industrial and light commercial construction, from December 2011 to July 2018. Prior to working for Louisiana-Pacific Corporation, Ms. Bailey worked as the Vice President and Chief Financial Officer of Ferro Corporation, a global specialty materials company, from January 2007 to July 2010 following an eleven-year career at The Timken Company, a global producer of engineered bearings and alloy steel, in various senior management positions of increasing responsibility, lastly as Senior Vice President, Finance and Controller between 2003 and 2006. Ms. Bailey also currently serves as a director of L3 Harris Technologies, Inc., a technology company, defense contractor and information technology services provider, and NVR, Inc., a homebuilding and mortgage banking company. Ms. Bailey brings to our board of directors a broad knowledge of corporate finance, strategic planning, banking relationships, operations, complex information technology and other systems, enterprise risk management and investor relations gained through prior service as a senior executive of large global manufacturing companies, including as Chief Financial Officer, and she also has knowledge of and experience with complex financial and accounting functions and internal controls.

Ashfaq Qadri, a director since February 2019, is a Director within the Equities Division at OTPP and has served in that role since November 2020. Mr. Qadri joined OTPP in 2016 and has significant experience in private equity and investment banking. In his current role, he is responsible for execution and portfolio management for OTPP’s direct private equity investments in the industrials and energy sectors. He currently serves on the board of multiple OTPP portfolio companies, including Trivium Packaging B.V., Stone Canyon Industries Holdings Inc., Hawkwood Energy LLC, and KANATA Energy Group Ltd. Prior to joining OTPP, Mr. Qadri was a Vice President at Morgan Stanley Private Equity from 2012 to 2014, with roles based in both New York and London. He also previously worked in Morgan Stanley’s Investment Banking division in New York. Mr. Qadri has an in-depth understanding of our business and has years of experience managing and evaluating investments in companies operating in various industries, including in the industrial and energy sectors. His understanding of our business and broad experience led us to conclude that he should serve as a director on our board.

Continuing Directors

Gary Hendrickson, a director since May 2017, is the Chairman of our board of directors, a position he has held since May 2017. Mr. Hendrickson previously served as the Chairman and Chief Executive Officer of the Valspar Corporation, a global paint and coatings manufacturer, from June 2011 to June 2017, and was its President and Chief Operating Officer from February 2008 until June 2011. Mr. Hendrickson held various executive leadership roles with the Valspar Corporation from 2001 until 2017, including positions with responsibilities for the Asia Pacific operations. Mr. Hendrickson also serves as a director of Polaris Industries Inc., a publicly traded global manufacturer and seller of off-road vehicles, including all-terrain vehicles and snowmobiles and Waters Corporation, a leading specialty measurement company and pioneer of chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences. Mr. Hendrickson’s experience as President and Chief Executive Officer of a global company provides expertise in corporate leadership and development and execution of business growth strategy. He also brings to the board of directors significant global experience and knowledge of competitive strategy.

Fumbi Chima, a director since November 2020, is the Executive Vice President and Chief Information Officer at BECU, a Washington-based community credit union, and has served in that role since October 2020. Ms. Chima previously served in leadership roles at various companies in the retail and financial sectors, including as Chief Information officer at adidas AG from 2019 to 2020, as Chief Information Officer at FOX Networks Group from 2017 to 2019, as Chief Information Officer at Burberry Group plc from 2015 to 2017, as Chief Information Officer, Asia at Walmart Inc. from 2014 to 2015 and as Vice President of Corporate Systems at American Express Co. from 2006 to 2010. As Chief Information Officer of adidas AG, Ms. Chima developed mentoring opportunities for women in science, technology, engineering and mathematics (STEM). From 2015 to 2018, Ms. Chima served on the board of Global Sources Ltd., a Bermuda business-to-business media company with a focus on the Greater China market. Currently, she serves on the corporate boards for Africa Prudential and Work & Co, holds advisory roles for SAP Executive Advisory and Apptio EMEA Advisory, and is on the board of Women at Risk International Foundation. Ms. Chima’s decades of leadership and technology experience in the retail and financial sectors, as well as her showcased dedication to diversity, women’s employment and inclusion, led us to the conclusion that she should serve as a director on our board.

Howard Heckes, a director since November 2020, is the President and Chief Executive Officer of Masonite International Corporation and has served in that role since June 2019. From 2017 to 2019, Mr. Heckes served as Chief Executive Officer of Energy Management Collaborative, a privately held company providing LED lighting and controls and IoT conversion systems and service solutions based in Plymouth, Minnesota. Previously, Mr. Heckes served in various senior operations roles at The Valspar Corporation, including as Executive Vice President and President of Global Coatings from 2014 to 2017 and as Senior Vice President, Global Consumer from 2008 to 2014. Prior to joining Valspar, Mr. Heckes held various leadership roles at Newell Rubbermaid, including President of Sanford Brands and President of Graco Children’s Products. Mr. Heckes currently serves on the board of directors of Masonite International Corporation. Mr. Heckes holds a B.S. in Industrial Engineering from Iowa State University and an M.S. in Industrial Engineering from the University of Iowa. We believe that Mr. Heckes brings to our board of directors extensive experience in corporate leadership, the development and execution of business growth strategies and significant consumer brand and business operating experience.

Brian Klos, a director since February 2018, is a Partner in the Ares Private Equity Group and serves as a member of the Ares Private Equity Group’s Corporate Opportunities Investment Committee. Prior to joining Ares in 2006, he was a member of the General Industries West Group and Mergers and Acquisitions Group at J.P. Morgan where he participated in the execution of mergers and acquisitions and debt financings spanning various industries from 2003 to 2005. Mr. Klos’s years of experience managing and evaluating investments in companies operating in various industries and his in-depth understanding of our business led to the conclusion that he should serve as a director on our board.

Bennett Rosenthal, a director since 2013, is a Co-Founder of Ares and a Director and Partner of Ares Management Corporation and Co-Chairman of the Ares Private Equity Group. He is a member of the Ares Executive Management Committee. Mr. Rosenthal additionally serves as the Co-Chairman of the Board of Directors of Ares Capital Corporation, a specialty finance company that provides debt and equity financing solutions to U.S. middle market companies and power generation projects. Mr. Rosenthal also is a member of the Ares Private Equity Group’s Corporate Opportunities and Special Opportunities Investment Committees. Mr. Rosenthal joined Ares in 1998 from Merrill Lynch & Co., Inc. where he served as a Managing Director in the Global Leveraged Finance Group. He currently serves on the boards of directors of City Ventures, LLC and the parent entities of Aspen Dental Management, Inc., CHG Healthcare Holdings L.P., DuPage Medical Group, Press Ganey Associates, Inc., United Women’s Healthcare and other private companies. Mr. Rosenthal’s previous board of directors experience includes Dawn Holdings, Inc., Hangar, Inc., Jacuzzi Brands Corporation, Maidenform Brands, Inc., National Veterinary Associates, Inc. and Nortek, Inc. Since 2016, Mr. Rosenthal has served as a Co-Managing Owner and Director of the Los Angeles Football Club (LAFC). Mr. Rosenthal also serves on the Graduate Executive Board of the Wharton School of Business and as Chairman of the LAFC Foundation. Mr. Rosenthal graduated summa cum laude with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business where he also received his M.B.A. with distinction. We believe that Mr. Rosenthal’s extensive experience in the financial industry as well as the management of private equity in particular and his experience as a director of other public and private companies give the board of directors valuable insight.

Jesse Singh, a director since he joined us in June 2016, is our Chief Executive Officer and President. Prior to joining us, Mr. Singh worked for 14 years at the 3M Company, a manufacturer and marketer of a range of products and services through its safety & industrial, transportation & electronics, health care and consumer segments, and served in numerous leadership roles at 3M, including Chief Commercial Officer, President of 3M’s Health Information Systems business and VP of the Stationery and Office supplies business, which included the iconic Post-it and Scotch Brands. During his career at 3M, Mr. Singh was involved in running 3M’s worldwide, customer-facing operations, which was comprised of approximately 4,000 shared services, 12,000 sales and 5,000 marketing professionals. He also served as CEO of 3M’s joint venture in Japan and led 3M’s global electronics materials business. Mr. Singh currently serves on the board and as a member of the audit and compensation committees of Carlisle Companies Incorporated. Mr. Singh brings to our board of directors extensive senior leadership experience and a comprehensive knowledge of our business and perspective of our day-to-day operations.

Brian Spaly, a director since August 2020, is the founder and former Chief Executive Officer of Trunk Club, a personal styling startup focused on making it easy for men and women to discover and acquire stylish clothing without the hassles of the traditional shopping experience. Mr. Spaly led the company during its acquisition by Nordstrom in August 2014. From 2006 to 2009, Mr. Spaly was the founder of Bonobos, a men’s clothing company famous for the best-fitting pants on earth, which was acquired by Walmart in July 2017. Since 2018, he has served as a member of the board of directors of Deckers Brands, a global portfolio of footwear brands such as UGG, Hoka, Teva and Sanuk. Mr. Spaly also currently serves as Executive Chairman of the Tecovas, Inc. board of directors as well as several other early stage growth company boards. Since December 2020, Mr. Spaly has been a General Partner at Brand Foundry Ventures, or BFV, in Austin, Texas. BFV is a consumer-focused venture capital fund investing in early stage companies creating innovative products and services most commonly sold direct to consumers through digital channels. Mr. Spaly holds a Bachelor of Arts degree in economics from Princeton University and an M.B.A. from Stanford University Graduate School of Business. We believe that Mr. Spaly’s experience leading high-growth companies as CEO and public companies as a board member, along with his proven digital and direct marketing experience will benefit AZEK as we continue to focus on growing our business and further differentiating our leading product offering.

Blake Sumler, a director since January 2020, is the Managing Director, Diversified Industrial and Business Services in the Private Capital group at OTPP. He joined OTPP in 2013 and has worked in private equity for more than 15 years. At OTPP, Mr. Sumler leads the Diversified Industrials and Business Services team and sits on boards of directors of portfolio companies including PODS (APLPD Holdco, Inc.) and GFL Environmental Inc. Previously, Mr. Sumler was a Senior Vice President at Callisto Capital, a mid-market Toronto based private equity firm focused on buyouts and growth capital investments in Canada. Prior to that Mr. Sumler’s varied work experience included investment management at a hedge fund, equity research and debt syndication. Mr. Sumler is a CPA and a CFA charterholder. He holds a BA (Chartered Accounting) and a Master of Accounting from the University of Waterloo. Additionally, he is a graduate of the Institute of Corporate Directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of twelve members. In accordance with our certificate of incorporation, our board of directors is divided into three classes of directors. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the Class I directors whose term is then expiring. Messrs. Hirshorn and Leemrijse, each a Class I director, are not standing for re-election. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, disqualification or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Sallie Bailey and Ashfaq Qadri as nominees for election as Class I directors at the Annual Meeting. If elected, each of Ms. Bailey and Mr. Qadri will serve as Class I directors until our 2024 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Each of the nominees is currently a director of our company and has agreed to serve if elected. For information concerning the nominees, please see “Board of Directors—Nominees for Director.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of Ms. Bailey and Mr. Qadri. We expect that each of Ms. Bailey and Mr. Qadri will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.

Vote Required; Recommendation of the Board of Directors

Our bylaws state that, to be elected, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting, which means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF SALLIE BAILEY AND ASHFAQ QADRI TO THE BOARD FOR A THREE-YEAR TERM EXPIRING IN 2024.

CORPORATE GOVERNANCE

Corporate Governance Overview and Fiscal 2020 Highlights

We are committed to operating with integrity and accountability. Our corporate governance policies set clear expectations and responsibilities for our leaders, employees and business partners to ensure we conduct our operations in a manner that is consistent with the highest standards of business ethics and accountability. Highlights of our corporate governance practices include the following:

•	Independent board chairperson;

•	Board composed of all non-employee directors (other than CEO);

•	100% independent committee members;

•	100% board and committee meeting attendance in fiscal 2020;

•	Board oversight of corporate social responsibility and sustainability, including our environmental, social and governance (ESG) related strategies, policies and disclosures;

•	Board oversight of risk management;

•	Policies in place prohibiting short sales, hedging, margin accounts and pledging of our stock;

•	Robust stock ownership guidelines for officers and directors; and

•	Policy in place under 2020 Plan allowing for clawback of certain compensation.

In alignment with our core value of always striving to be better today than yesterday, we are committed to building on our strengths and improving how we measure and monitor our progress on our ESG-related initiatives. Our board of directors oversees corporate social responsibility and sustainability, including ESG-related strategies, policies and disclosures, see “Role of the Board in ESG Oversight” below. Fiscal 2020 ESG highlights include the following:

•	Announced plans to release inaugural ESG report in 2021;

•	Added ESG as a component of individual performance under our 2021 management annual incentive plan;

•	Diverted approximately 400 million pounds of scrap and waste from landfills and re-manufactured into our products, up from approximately 290 million pounds in fiscal 2019;

•	Increased the percentage of our extruded materials manufactured from recycled materials to 54%, up from 44% in fiscal 2019;

•	Conducted our first carbon footprint inventory to quantify the sources of our direct and indirect greenhouse gas emissions;

•	Commissioned a first-in-the-industry ISO 14044 Life Cycle Assessment comparing PVC and composite decking to wood alternatives;

•	Achieved a 45% improvement in safety performance from 2016 to 2020;

•	Approximately 45% executive team gender and/or race/ethnic diversity;

•	Approximately 33% board gender and/or race/ethnic diversity;

•	Became a Pledge Partner to The Board Challenge;

•	Committed to include diverse candidates in any pool of candidates from which board of director nominees are chosen;

•	Granted all employees a celebratory stock award at the time of our IPO;

•	Became of signatory to the United Nations Global Compact; and

•	Hired a dedicated Vice President, ESG, responsible for continuing to drive our company-wide ESG strategy and related initiatives.

Board Leadership

Our board of directors is responsible for the supervision and oversight of our business affairs. In executing this responsibility, our board of directors establishes corporate policies, sets strategic direction and oversees management. Our board of directors has not adopted a formal policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the Board. It is our board of directors’ view that rather than having a rigid policy, our board of directors should determine, as and when appropriate upon consideration of all relevant factors and circumstances, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board, with Mr. Singh serving as our Chief Executive Officer and Mr. Hendrickson serving as non-executive Chairman of the Board. We believe this is appropriate as it provides Mr. Singh with the ability to focus on our day-to-day operations while Mr. Hendrickson focuses on the oversight by our board of directors.

Director Independence

Pursuant to the corporate governance standards of the NYSE, a director employed by us cannot be deemed an “independent director,” and each other director will qualify as “independent” only if our board of directors affirmatively determines that he has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. In making such determinations, the board of directors considered that certain directors serve as directors of other companies with which we engage from time to time in the ordinary course of business and, in accordance with our independence standards, determined that none of these relationships were material or impaired the independence of any of our directors. The fact that a director may own our capital stock is not, by itself, considered a material relationship. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has affirmatively determined that each of Gary Hendrickson, Sallie Bailey, Fumbi Chima, Howard Heckes, James Hirshorn, Brian Klos, Romeo Leemrijse, Ashfaq Qadri, Bennett Rosenthal, Brian Spaly and Blake Sumler are independent in accordance with the NYSE rules. There are no family relationships among any of our directors or executive officers.

In addition, our board of directors has determined that Sallie Bailey, Fumbi Chima, Gary Hendrickson, Howard Heckes and Brian Spaly each satisfy the independence requirements for audit committee members under the listing standards of the NYSE and Rule 10A-3 of the Exchange Act. Sallie Bailey has been determined to be an audit committee “financial expert” as defined under SEC rules. All members of the audit committee are able to read and understand fundamental financial statements, are familiar with finance and accounting practices and principles and are financially literate.

Meetings of the Board of Directors

Our board of directors held eleven (11) meetings (including regularly scheduled and special meetings) during our fiscal year 2020. Every director attended 100% of the meetings of our board of directors and of any board committees of which he or she was a member during our fiscal year 2020. Our non-employee directors meet by themselves, without non-independent directors and management present, not less than two times per year. Meetings of our non-employee directors are presided over by the chairperson of our board of directors. Under our Corporate Governance Guidelines, directors are encouraged and expected to attend our annual meeting of stockholders. The Annual Meeting is our first annual meeting of stockholders as a public company.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. From time to time, our board of directors may establish other committees to facilitate the management of our business. A copy of each committee’s charter is posted on the environmental, social and governance section of our website, www.azekco.com. Members serve on these committees until their resignation or until as otherwise determined by our Board.

Membership and Functions of the Committees of the Board

AUDIT COMMITTEE Members: Sallie Bailey (Chairperson) Fumbi Chima Gary Hendrickson Howard Heckes Brian Spaly Number of Meetings Held in Fiscal 2020: 6

Our audit committee’s responsibilities include, among other things:

•  Overseeing the quality and integrity of our financial statements and the financial reporting process;

•  Appointing and overseeing our external auditors and meeting separately with our external auditors to discuss the scope of their work and their findings;

•  Overseeing our annual audit process, including considering and discussing with our external auditors and management significant accounting and reporting issues, the results of the audit, whether the financial statements are complete and the audit opinion;

•  Reviewing and discussing with our external auditors and management our annual and quarterly financial statements;

•  Overseeing earnings press releases and their contents;

•  Providing oversight with respect to our capital structure, key financial ratios and liquidity;

•  Overseeing compliance with our financial covenants and authorizing; prepayment, redemption, repurchase or defeasance of our material indebtedness;

•  Overseeing our internal controls and advising management, our internal audit department and our external auditors with respect to internal control matters

•  Reviewing and discussing significant changes to our accounting policies with management and our external auditors;

•  Reviewing internal audit reports and regularly evaluating the effectiveness of our internal audit function;

•  Reviewing guidelines and policies governing how our management assesses and manages risks associated with our business;

•  Overseeing the effectiveness of our systems for monitoring compliance with laws and regulations; and

•  Reviewing and assessing audit committee members’ individual performance and the performance of the audit committee as a whole.

Each member of our audit committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Our board of directors has determined that Sallie Bailey is an “audit committee financial expert” as such term is defined under the SEC rules. Former director Ronald Pace served on our audit committee during fiscal year 2020 and until his resignation on November 18, 2020. Mr. Spaly joined our audit committee on August 5, 2020. Each of Ms. Chima and Mr. Heckes joined our audit committee on November 18, 2020.

COMPENSATION COMMITTEE Members: Gary Hendrickson (Chairperson) Brian Klos Ashfaq Qadri Number of Meetings Held in Fiscal 2020: 5

Our compensation committee’s responsibilities include, among other things:

•  Annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation;

•  Evaluating our Chief Executive Officer’s performance;

•  Approving or recommending to our board of directors to approve our Chief Executive Officer’s compensation;

•  Reviewing and determining, or recommending to the board to determine, the compensation of our other executive officers;

•  Reviewing, approving and overseeing our compensation and benefits plans

•  Approving equity grants and awards; and

•  Reviewing and approving other policies and practices related to the compensation of our directors, officers and employees.

Each member of our compensation committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members: Gary Hendrickson (Chairperson) Sallie Bailey James Hirshorn Blake Sumler Number of Meetings Held in Fiscal 2020 (constituted June 2020): 2

Our nominating and corporate governance committee’s responsibilities include, among other things:

•  Identifying, selecting and recommending to our board of directors individuals to become members of our board of directors;

•  Reviewing our board of directors’ committee structure and making recommendations regarding the appointment of directors to committees;

•  Reviewing the performance and qualifications of our directors;

•  Periodically evaluating the performance of our board of directors and each committee thereof;

•  Reviewing and making recommendations with respect to any shareholder proposals;

•  Overseeing our strategy on corporate social responsibility and sustainability and developing and recommending to our board of directors for approval strategies, policies, related disclosures and other stakeholder communications;

•  Developing and overseeing our director orientation program and our continuing education program for our directors; and

•  Reviewing and resolving potential conflicts of interest involving our directors and officers.

Each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations. Mr. Hirshorn is not standing for reelection at the Annual Meeting and will no longer serve as a member of our nominating and corporate governance committee upon the end of his term as a member of our board of directors.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines, which are designed to assist our board of directors in performing its duties to us and our stockholders. These guidelines provide general guidance to our board of directors with a view to continuing a strong and effective working relationship between among the board members and as between our board of directors and management. The goal of these guidelines is to reflect current governance practices for our board of directors and to enhance the ability of our board of directors and management to guide the Company in its continuing growth and success. Our Corporate Governance Guidelines may be amended by our board of directors at any time. A copy of our Corporate Governance Guidelines is available under the environmental, social and governance section of our website, www.azekco.com.

Our Corporate Governance Guidelines address items such as:

• Board size • Director independence qualifications • Board diversity • Selection and election of directors • Director compensation • Board responsibilities and expectations of directors

•  Board meetings

•  Board committees

•  Director orientation and education

•  Use of registered public accounting firms

•  Related party transactions; and

•  The review and disclosure of the Corporate Governance Guidelines

Identification and Evaluation of Nominees for Directors; Board Diversity

The nominating and corporate governance committee considers candidates for director from a variety of sources, including candidates who are recommended by other Board members and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates. The nominating and corporate governance committee also considers candidates for director recommended by stockholders who submit such recommendations in writing to our Corporate Secretary and evaluates director candidates recommended by stockholders in the same way it evaluates candidates recommended by the other sources referenced above.

In accordance with our Corporate Governance Guidelines, the nominating and corporate governance committee identifies and considers candidates based on a diversity of skills, expertise, industry knowledge, diversity of opinion and perspectives and other attributes. The nominating and corporate governance committee has also committed to including candidates with a diversity of age, gender, ethnicity/race and education in any pool of candidates from which board of director nominees are chosen. The board of directors also confirms that our policy of non-discrimination applies in the selection of directors.

Compensation Committee Processes and Procedures

Our compensation committee is primarily responsible for establishing and overseeing our general compensation strategy. In addition, the compensation committee oversees our compensation and benefit plans and policies, administers our omnibus equity incentive plan and reviews and approves compensation decisions relating to our executive officers, including our Chief Executive Officer. The compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our Chief Executive Officer makes such recommendations regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our compensation committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, including our Chief Executive Officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the compensation committee, the compensation committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters, as well. Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. For fiscal year 2020, our compensation committee retained both Korn Ferry and, subsequently, FW Cook & Co., Inc. (“FW Cook”) as its independent compensation consultants. Korn Ferry primarily assisted the compensation committee in its review of our executive compensation program and the determination of an appropriate peer group prior to the IPO, and FW Cook primarily advised the compensation committee in connection with designing and implementing our executive compensation program through the Corporate Conversion, as defined in our 2020 Annual Report, and post-IPO, including with respect to compensation philosophy and objectives, determination of appropriate peers, market pay levels and positioning of our director and executive compensation policies within these frameworks. Following the engagement of FW Cook in November 2019, the compensation committee consulted with FW Cook regularly throughout the year, and one or more representatives of FW Cook attended portions of our compensation committee meetings. The compensation committee considered the information presented by its independent compensation consultants, but all decisions regarding the compensation of our executive officers were made independently by the compensation committee. In fiscal year 2020, in compliance with SEC rules, the compensation committee assessed the independence of FW Cook and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the compensation committee. FW Cook did not provide any services to us in fiscal year 2020 other than the services provided directly to the compensation committee.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. None of the members of the compensation committee is, nor has ever been, an officer or employee of our company.

Code of Ethics for Senior Officers and Code of Conduct and Ethics

We have adopted a Code of Ethics for Senior Officers applicable to our Chief Executive Officer and senior financial officers. In addition, we have adopted a Code of Conduct and Ethics for all officers, directors and employees. We intend to disclose future amendments to certain provisions of our Code of Ethics for Senior Officers, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or other persons performing similar functions on our website. A copy of each of our Code of Ethics for Senior Officers and our Code of Conduct and Ethics is available under the environmental, social and governance section of our website, www.azekco.com.

Our Code of Ethics for Senior Officers addresses items such as:

•	Avoiding actual or apparent conflicts of interest;

•	Disclosure of any material transaction or relationship that could give rise to a conflict of interest;

•	Provision of full, fair, accurate, timely and understandable disclosure;

•	Compliance with applicable laws, rules and regulations;

•	Support for whistleblowers; and

•	Interactions and dealings with our auditors.

Our Code of Conduct and Ethics addresses items such as

•  Guiding ethical principles for our directors, officers and employees

•  Conflicts of interests

•  Compliance with laws

•  Observance of ethical standards

•  Corporate opportunities

•  Competition and fair dealing

• Equal employment opportunity, non-discrimination and anti-harassment policies • Health and safety • Environmental protection • Conducting international business

• Confidentiality and insider trading • Protection and use of our assets	• Accuracy of financial reporting and other public communications • Political contributions • Whistleblowers and our ethics hotline

Hedging and Pledging Policies, Derivatives Trading

As part of our insider trading policy, all of our directors, officers and employees are prohibited from engaging in hedging and other monetization transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) involving our securities, holding our securities in a margin account or pledging our securities as collateral for a loan. We also prohibit our directors, officers and employees from speculating in our equity securities, including through the use of short sales or by trading in options or other derivative securities with respect to our securities.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executives. Our stock ownership guidelines were put in place in connection with the IPO and are intended to increase the alignment of interests between our executives and stockholders. The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy. Our guidelines provide the following:

Category	Share Guideline (multiple of base salary)
CEO	6x
CFO/COO	3x
Other CEO Direct Reports	2x

Ownership requirements and progress toward their achievement are reviewed annually as part of the compensation planning process. The guidelines require retention of 100% of net shares acquired upon any vesting or exercise of equity awards until the ownership guidelines are met for our Chief Executive Officer and retention of 50% of net shares acquired upon any vesting or exercise of equity awards until the ownership guidelines are met for our other executives. For purposes of the stock ownership guidelines, we include direct ownership of shares, beneficially owned shares held indirectly (e.g. by family members and trusts), and vested stock. Unvested stock awards and unexercised options are not included in determining whether an executive has achieved the ownership levels. The compensation committee is responsible for monitoring the application of our stock ownership guidelines. Each of our current named executive officers is in compliance with these guidelines.

Related Persons Transaction Policy

We have adopted formal written procedures for the review, approval or ratification of transactions with related persons, or the Related Persons Transaction Policy. The Related Persons Transaction Policy provides that the audit committee of our board of directors is charged with reviewing for approval or ratification all transactions with “related persons” (as defined in paragraph (a) of Item 404 of Regulation S-K) that are brought to the audit committee’s attention. A copy of our Related Persons Transaction Policy is available under the environmental, social and governance section of our website, www.azekco.com. See “Related Party Transactions” below for a description of related party transactions for fiscal 2020.

Role of the Board in Risk Oversight

Management is responsible for the day-to-day management of the risks facing our company, while our board of directors has responsibility for the oversight of risk management. While our board of directors has primary responsibility for overseeing risk management, our board of directors also delegates certain oversight responsibilities to its committees. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee oversees our enterprise risk assessment and management program, which includes oversight of cybersecurity risks. In performing its oversight responsibilities, our audit committee meets with our Chief Information Officer on a quarterly basis to review our information technology and cybersecurity risk profile and to discuss our activities to manage those risks. Our audit committee also oversees management of financial risks, including those related to our internal control over financial reporting and disclosure controls and procedures, audit and auditor matters and other accounting matters. Our nominating and corporate governance committee oversees management of risks associated with director independence, conflicts of interest, composition and organization of our board of directors, director succession planning and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors keeps itself regularly informed regarding such risks through committee reports and otherwise. In particular, throughout fiscal 2020 and currently, our board of directors regularly received and continues to receive updates from management on the impact of the COVID-19 pandemic on our business, our employees and our suppliers and customers.

Role of the Board in ESG Oversight

Our nominating and corporate governance committee is responsible for our corporate social responsibility and sustainability policies, strategies and communications. To support the nominating and corporate governance committee in these efforts, in fiscal year 2020, we established a management-level ESG Steering Committee consisting of leaders from across our organization. The ESG Steering Committee meets at least monthly and reports directly to our Chief Executive Officer. Further, during 2021, we expect to issue our first ESG report, which will outline many of the sustainability and impact-focused initiatives we have undertaken and lay out our commitment to continue to reduce the carbon footprint of our products and our operations as well as social initiatives that positively impact our employees, customers and communities.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications with our board of directors, shareholders, employees and others who are interested in communicating with our board of directors may do so by writing to us at The AZEK Company Inc., Attn: Corporate Secretary, 1330 W Fulton Street #350, Chicago, Illinois 60607. The Corporate Secretary will forward to the chairperson of our board of directors and such other board members as may be deemed appropriate any such communication, provided that such communication addresses a legitimate business issue.

Non-Employee Director Compensation

For the year ended September 30, 2020 prior to the Corporate Conversion as a member-managed limited liability company, our business and affairs were managed under the direction of the board of directors of AOT Building Products GP Corp. In connection with the Corporate Conversion, we appointed certain directors to serve as members of our newly formed board of directors.

Fiscal 2020 Director Compensation Table

The following table sets forth information regarding the compensation earned for service on the board of directors of AOT Building Products GP Corp. or, following the Corporate Conversion, on our board of directors, during the year ended September 30, 2020 by the directors who were not also NEOs. Mr. Singh did not receive any additional compensation for his service on the board of directors during the year ended September 30, 2020. Mr. Singh’s compensation for the year ended September 30, 2020 is set forth under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned for Fiscal 2020 and Paid in Cash		Stock Awards(3)	Option Awards(4)		Total
Sallie Bailey	$98,292		$596,879	250,562		$945,733
Russell Hammond	—	(2)	—	—		—
Gary Hendrickson	126,125		788,230	4,524,031	(4)	5,438,386
James B. Hirshorn	—	(2)	—	—		—
Brian Klos	—	(2)	—	—		—
Timothy Lee	25,000		369,253	—		394,253	(5)
Ronald A. Pace	68,556		610,353	111,610		790,519
Ashfaq Qadri	—	(2)	—	—		—
Bennett Rosenthal	—	(2)	—	—		—
Brian Spaly(1)	10,843		121,436	—		132,279
Blake Sumler(1)	—	(2)	—	—		—

(1)	Mr. Spaly joined the board of directors in August 2020; and Mr. Sumler joined the board of directors in January 2020. Messrs. Hammond, Lee and Pace no longer serve on the board of directors.
(2)

Each of Messrs. Hammond, Hirshorn, Klos, Qadri and Rosenthal is affiliated with one of our Sponsors and was designated to the board of directors by the respective Sponsor. These directors waived compensation from us for their service as a director.

(3)

The amounts in this column reflect both (i) the grant date fair value of restricted stock units awarded during fiscal 2020 as inaugural equity awards and pro-rated annual awards under our post-IPO director compensation program to our non-employee directors who had not waived compensation as noted above computed in accordance with FASB ASC 718 and (ii) incremental compensation expense on restricted stock issued in connection with the conversion of Profits Interests, as described under “Executive Compensation – Additional Narrative Disclosures” below.

As part of the Corporate Conversion, we modified the terms and conditions of our performance-based awards by changing the vesting conditions. The change was treated as a modification under Accounting Standards Codification 718 issued by the Financial Accounting Standards Board, or FASB ASC 718, resulting in incremental compensation expense. Accordingly, the amounts in this column for the fiscal year ended September 30, 2020 include the following amounts in respect of such modification: Ms. Bailey: $448,092; Mr. Hendrickson $744,461; Mr. Lee $369,253; and Mr. Pace $461,566. Since Mr. Spaly joined the board of directors in August 2020, he did not have Profits Interests that converted in connection with the IPO. For information regarding this modification, see Note 13 to our Consolidated Financial Statements for the year ended September 30, 2020 included in our 2020 Annual Report.

For each non-employee director, the aggregate number of stock awards outstanding as of the end of the fiscal year ending September 30, 2020 was: Ms. Bailey: 22,110; Mr. Hendrickson: 14,896; Mr. Pace: 6,469 and Mr. Spaly: 3,445. This includes restricted stock and restricted stock units issued in fiscal 2020 that had not yet vested or for which settlement has been deferred.

(4)

The amounts in this column reflect the grant date fair value of stock options awarded during fiscal 2020 in connection with our IPO as described under “Executive Compensation – Post-IPO Compensation-Profits Interest Conversion” below. For Mr. Hendrickson, this amount also reflects the grant date fair value of stock options computed in accordance with FASB ASC 718 granted to Mr. Hendrickson in recognition of his significant past and ongoing efforts supporting our company as Chairman of our board. See “Non-Employee Director Compensation – IPO Director Awards” for a description of the stock option award. For a description of the assumptions used to determine the compensation cost of these awards, see Note 13 to our Consolidated Financial Statements included in our 2020 Annual Report.

For each non-employee director, the aggregate number of option awards outstanding as of the end of the fiscal year ending September 30, 2020 was: Ms. Bailey: 30,260; Mr. Hendrickson: 564,439 and Mr. Pace: 13,479.

Post-IPO Director Compensation Program

In connection with our IPO, we adopted a new director compensation program that provides the following compensation for non-employee directors:

•	An annual cash retainer of $70,000, paid quarterly in arrears;

•

An annual equity award of RSUs granted in connection with each annual shareholder meeting with a grant date fair value of $105,000 that vests at the earlier of the first anniversary of the grant date or the following annual shareholder meeting;

•	A one-time inaugural equity award of RSUs granted to newly appointed non-employee directors with a grant date fair value of $105,000 that cliff-vests on the third anniversary of grant;

•

An annual cash retainer of $20,000 for the chair of the audit committee, $15,000 for the chair of the compensation committee, and $10,000 for the chair of the nominating and governance committee, in each case paid quarterly in arrears; and

•	An additional annual cash retainer of $50,000 for serving as our non-executive chair, paid quarterly in arrears.

We also adopted director stock ownership guidelines that require each non-employee director to hold 100% of after-tax shares from director equity awards until the director holds shares and vested deferred stock units, or DSUs, with an aggregate value equal to five times the annual cash retainer paid to non-employee directors.

Profits Interests Conversion

In connection with our IPO, each outstanding Profits Interests award, including any awards held by our non-employee directors, was exchanged for a number of shares of our Class A common stock determined based on the number of Profits Interests and the hurdle amount applicable to the Profits Interests. See “Executive Compensation–Additional Narrative Disclosures–Post-IPO Compensation–Profits Interests Conversion” for a full description of the conversion of Profits Interests.

IPO Director Awards

Following his experience as the former Chairman and CEO of Valspar Corporation, Mr. Hendrickson brings to our board of directors extensive experience in corporate leadership and in the development and execution of business growth strategies. In his role as chair of the board of directors of AOT Building Products GP Corp. since May 2017, Mr. Hendrickson has provided a significant level of counsel to the management team, specifically with respect to the development of our commercial and retail strategy. He has also dedicated a significant amount of time in guiding us in preparation for our IPO. Following the IPO, Mr. Hendrickson is expected to provide enhanced duties beyond those typically provided by a non-executive chair of a board of directors, including providing support, advice and counsel on special projects and guidance to our management team as we transition to a public company.

In recognition of his significant past and ongoing efforts supporting the company, the board of directors of AOT Building Products GP Corp. approved the award of a one-time grant of options to purchase shares of our Class A common stock (the Chair IPO Award) to Mr. Hendrickson. Mr. Hendrickson and Mr. Singh abstained from the consideration and approval of the Chair IPO Award.

The Chair IPO Award was granted on the completion of our IPO. The number of shares underlying the Chair IPO Award were equal to 0.35% of our outstanding shares of common stock (on a fully diluted basis) on the completion of our IPO, and had an exercise price equal to the price at which a share of our Class A common stock was offered pursuant to our IPO and a 10-year maximum term. The Chair IPO Award will vest in substantially equal installments on each of the first four anniversaries of the completion of our IPO, subject to continued service as chair of our board of directors through such vesting date. In the event that Mr. Hendrickson ceases to serve as chair for any reason, any unvested stock options will be forfeited. Mr. Hendrickson has waived any fee for service as chair of our board of directors until the completion of the four-year vesting period as well as any inaugural award granted to other directors in connection with the IPO, but will receive regular board and committee retainers and annual equity awards for board service on the same basis as other non-employee directors. In order to ensure alignment with our investors, no portion of the Chair IPO Award is in the form of cash, and is instead in the form of stock options to tie to future value creation at the company.

We currently do not expect that Mr. Hendrickson will receive any additional compensation prior to full vesting of the Chair IPO Award for his service as non-executive chair outside of the regular annual director compensation program. The other non-employee directors received their one-time inaugural award of RSUs, as described above, in connection with our IPO with a grant date fair value of $105,000 that cliff vests on the third anniversary of grant subject to continued service (provided that the award will vest in the event that the director’s service on the board ceases due to disability or retirement and a prorated portion of the award will vest in the event that the director’s service on the board ceases absent a termination for cause).

Director and Officer Indemnification Agreements

In addition to the indemnification and advancement of expenses required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide for the indemnification of, and the advancement of expenses to, such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. For additional information, please see “Related Person Transactions—Indemnification of Directors and Officers.”

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending September 30, 2021. PwC has served as our independent registered public accounting firm since 2010.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the year ending September 30, 2021. Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by Delaware law, our certificate of incorporation or our bylaws. However, our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee engaged PwC to perform an annual audit of the Company’s financial statements for the fiscal year ended September 30, 2020. The Audit Committee was responsible for determination and approval of audit fees primarily based on audit scope, with consideration of audit team skills and experiences.

Pursuant to SEC rules, the fees billed by PwC are disclosed in the table below:

(in thousands)	FY 2020	FY 2019
Audit Fees	$2,843,500	$2,507,000
Audit Related Fees	570,000	1,342,000
Tax Fees	356,050	327,500
All Other Fees	2,700	2,700

Total PwC Fees	$3,772,250	$4,179,200

Audit Fees

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, issuances of consents and similar matters.

Audit-related Fees

Consists of fees for professional services rendered in connection with the submission of our Registration Statement on Form S-1 in connection with our IPO.

Tax Fees

Consists of fees for professional services for tax advisory and compliance services.

All Other Fees

Consists of fees for permitted products and services other than those that meet the criteria above.

Auditor Independence

In our fiscal year ended September 30, 2020, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or the PCAOB, regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All services provided by PwC in fiscal 2020 and 2019 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of PwC requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote against this proposal. Broker non-votes are not considered votes for or against this proposal and thus will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the audit committee is to assist our board of directors in overseeing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditors’ qualifications and independence, (4) the performance of the independent auditors and our internal audit function and (5) other matters as set forth in the audit committee’s charter. The audit committee is further responsible for the appointment and oversight of our independent auditor and is involved in the selection of the independent auditor’s lead audit partner.

The audit committee has reviewed and discussed the company’s audited financial statements for the year ended September 30, 2020 with management and PwC and, with and without management present, reviewed and discussed the results of PwC’s examination of the financial statements. The audit committee also discussed with management, PwC and our internal auditors, the quality and adequacy of our internal controls and the processes for assessing and monitoring risk. The audit committee reviewed with both PwC and our internal auditor their audit plans, audit scope and identification of audit risks.

The audit committee has discussed with PwC the matters required to be discussed by the PCAOB. The audit committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence and has discussed PwC’s independence with PwC.

Based on the foregoing, the audit committee has recommended to our board of directors that such audited financial statements be included in our 2020 Annual Report as filed with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Sallie B. Bailey (Chairperson)

Fumbi Chima

Howard Heckes

Gary Hendrickson

Brian Spaly

April 1, 2021

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 1, 2021. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Jesse Singh	55	Chief Executive Officer, President and Director
Ralph Nicoletti	63	Senior Vice President and Chief Financial Officer
Jose Ochoa	57	President, Residential Segment
Scott Van Winter	55	President, Commercial Segment
Dennis Kitchen	55	Senior Vice President and Chief Human Resources Officer
Bobby Gentile	51	Senior Vice President of Operations
Jonathan Skelly	43	Senior Vice President of Strategy and Execution
Paul Kardish	58	Senior Vice President and Chief Legal Officer
Michelle Kasson	51	Vice President and Chief Information Officer
Gregory Jorgensen	45	Vice President and Chief Accounting Officer
Amanda Cimaglia	37	Vice President, ESG

Jesse Singh, a director since he joined us in June 2016, is our Chief Executive Officer and President. Prior to joining us, Mr. Singh worked for 14 years at the 3M Company, a manufacturer and marketer of a range of products and services through its safety & industrial, transportation & electronics, health care and consumer segments, and served in numerous leadership roles at 3M, including Chief Commercial Officer, President of 3M’s Health Information Systems business and VP of the Stationery and Office supplies business, which included the iconic Post-it and Scotch Brands. During his career at 3M, Mr. Singh was involved in running 3M’s worldwide, customer-facing operations, which was comprised of 4,000 shared services, 12,000 sales and 5,000 marketing professionals. He also served as CEO of 3M’s joint venture in Japan and led 3M’s global electronics materials business. Mr. Singh currently serves on the board and as a member of the audit and compensation committees of Carlisle Companies Incorporated. Mr. Singh brings to our board of directors extensive senior leadership experience and a comprehensive knowledge of our business and perspective of our day-to-day operations.

Ralph Nicoletti is currently serving as our Senior Vice President and Chief Financial Officer and joined us in January 2019. Prior to joining us, Mr. Nicoletti served as Senior Vice President and Chief Financial Officer of Newell Brands, Inc., a leading global consumer goods company, since 2016. Prior to Newell Brands, Inc., Mr. Nicoletti served as Executive Vice President and Chief Financial Officer of Tiffany and Co., a design and manufacturer of jewelry, watches and luxury accessories from April 2014. He has also held the role of Chief Financial Officer for Cigna Corporation, a global health services and insurance company, from 2011 to 2013, and Executive Vice President and Chief Financial Officer for Alberto Culver, Inc., a manufacturer and distributor of beauty products, from 2007 to 2011. Previously, Mr. Nicoletti held a number of financial management positions at Kraft Foods, Inc. during his tenure there from 1979 to 2007. Mr. Nicoletti also currently serves as a director and chairman of the audit committee of Arthur J. Gallagher & Co., a global insurance broker and risk management consultant company that plans and administers risk management programs.

Jose Ochoa is currently serving as our President, Residential Segment. Mr. Ochoa joined us in July 2017. Prior to joining us, Mr. Ochoa spent 15 years at Owens Corning, a developer and producer of insulation, roofing and fiberglass composites, in various roles. Most recently, he was Vice President of Strategic Marketing for the Roofing and Asphalt division, and served on the operating committee and as an officer of the company. Prior to that, Mr. Ochoa was Vice President and General Manager of the Engineered Insulation Systems (EIS) business, Vice President and General Manager of the Foam Insulation division and General Manager of the Latin America division. Prior to Owens Corning, Mr. Ochoa served as Vice President of Technology for ServiceLane, a privately funded startup focused on home services, where he established a national network for home maintenance with Lowe’s Home Improvement Center. Mr. Ochoa also co-founded Fifth Gear Media, which later merged to form Luminant Worldwide Corp. before its initial public offering. Before Fifth Gear Media, Mr. Ochoa held a variety of leadership positions with Frito-Lay, Inc. (part of the PepsiCo Company), The Procter & Gamble Company and AT Kearney, Inc.

Scott Van Winter joined us in January 2017 and is currently serving as our President, Commercial Segment. With more than 25 years of experience in the performance polymers industry, Mr. Van Winter most recently served as Chief Executive Officer and Executive Vice President at Jindal Films Americas, LLC, a leader in the development and manufacture of specialty films, from January 2015 to December 2016, where he led the U.S. and European businesses. Prior to joining Jindal Films America, Mr. Van Winter served as General Manager and Senior Vice President of the Lumirror Polyester Film Division of Toray Plastics (America), Inc., from April 2007 to January 2015, and Vice President of OPS Sheet and Specialty Films for Alcoa KAMA Co. from June 2002 to June 2004.

Dennis Kitchen is currently serving as our Senior Vice President and Chief Human Resources Officer and joined us in October 2016. Mr. Kitchen’s background includes over 24 years of human resources experience in the manufacturing industry, most recently as Vice President of Human Resources for BWAY Corporation, a manufacturer of rigid metal, plastic, and hybrid containers, from November 2010 to October 2016. Prior to that, Mr. Kitchen served as Vice President of Human Resources for Griffin Pipe Products Co., Inc., a manufacturer of water transmission products, from January 2010 to November 2010. Before Griffin Pipe, he held the role of Director of Human Resources for Rio Tinto America Inc., a leading global mining group, from March 2008 to January 2010. Prior to that, Mr. Kitchen held a variety of leadership positions, including Director of Human Resources for BorgWarner Inc., a manufacturer of propulsion systems for combustion, hybrid and electric vehicles, from 1995 to 2008.

Bobby Gentile is currently serving as our Senior Vice President of Operations and joined us in November 2016. Mr. Gentile has over 20 years of professional operations experience and most recently served as the Vice President of Manufacturing and Logistics at Overhead Door Corporation, a manufacturer of doors and openers, from April 2009 to November 2016. Prior to that, Mr. Gentile was an Operations Leader for Gardner Bender, a manufacturer of electrical and wire management products, from April 2006 to April 2009. He also held the role of Director of Operations for Newell-Rubbermaid Inc., known today as Newell Brands Inc., a leading global consumer goods company, from 2001 to 2006.

Jonathan Skelly is currently serving as our Senior Vice President of Strategy and Execution and joined us in January 2018. Mr. Skelly has 20 years of strategy, mergers and acquisitions, analytics, integration and business development experience. He most recently served as Vice President of Corporate Development for W. W. Grainger, Inc., an industrial supply company, from 2010 to December 2017. During that time, Mr. Skelly was responsible for all global and domestic corporate development and mergers and acquisitions. Prior to that, he held a variety of leadership positions including Director of Strategic Business Development for The Home Depot Inc. and Director of Mergers & Acquisitions for Hughes Supply, Inc.

Paul Kardish is currently serving as our Senior Vice President and Chief Legal Officer. Prior to joining us in September 2019, Mr. Kardish had over 25 years of broad legal, human resources, corporate governance and compliance, security, and government relations experience, serving as the Executive Vice President, General Counsel and Secretary of Schneider National, Inc. from August 2013 through March 2019, and prior to that holding positions at several Fortune 250 companies spanning multiple industries, including Honeywell International Inc., Intel Corporation, Micron Technology, Inc. and Freeport McMoRan Inc. He holds a bachelor’s degree in social work/psychology from Juniata College, a juris doctor from Gonzaga University School of Law and a Master of Laws degree from New York University School of Law. He was admitted to the Texas Bar in 1993 and to the Wisconsin Bar in 2013. Mr. Kardish also served as a Special Agent with the Federal Bureau of Investigation and is trained in emergency management. He also serves as a member of the Board of Directors for the American Red Cross-Northeastern Wisconsin.

Michelle Kasson is currently serving as our Chief Information Officer and joined us in December 2019. Ms. Kasson has over 25 years of corporate IT experience in the consumer product goods, food and pharmaceutical industries. She most recently served as IT Director at the J.M. Smucker Company for 11 years with responsibilities including enterprise software development, managed service delivery, portfolio development and project execution. Prior to that, Ms. Kasson held a variety of information technology roles at Procter and Gamble, from May 1992 to October 2008. Ms. Kasson received a Bachelors in Management Information Systems from the University of Dayton in 1992 and a Masters of Business Administration from Xavier University in Cincinnati, OH in 1997.

Gregory Jorgensen is currently serving as our Vice President and Chief Accounting Officer and joined us in April 2019. Mr. Jorgensen has 20 years of financial reporting and technical accounting experience in manufacturing, distribution and other various industries. He was previously Vice President and Chief Accounting Officer with Beacon Roofing Supply, Inc. from 2016 to 2019 as well as with Hertz Global Holdings Inc., where he has served as the Vice President of Financial Reporting, Technical Accounting, and Policy from 2014 to 2016. Prior to that, Mr. Jorgensen was the Assistant Corporate Controller for Ball Corporation, a global packaging solutions company based out of Denver, Colorado. He is a Certified Public Accountant and holds a Bachelor of Science in Accounting from Brigham Young University.

Amanda Cimaglia is currently serving as our Vice President, ESG. Prior to joining us in January 2021, Ms. Cimaglia was a Managing Director with Solebury Trout’s ESG 360 practice, where she advised private and public companies on the development and communication of ESG strategies, including investor relations and corporate communications initiatives. From 2012 to 2019, Ms. Cimaglia held a variety of roles at Hannon Armstrong, the first U.S. public company solely dedicated to investments in climate solutions, where she most recently served as head of investor relations and ESG. Ms. Cimaglia holds a bachelor’s degree in business administration, cum laude, from Loyola University Maryland and a master of science in investor relations from Fordham University. She has served as a member of the ESG working groups for both the American Council on Renewable Energy (ACORE) and the New York Stock Exchange (NYSE).

EXECUTIVE COMPENSATION

Overview

The following is a discussion and analysis of compensation arrangements of our named executive officers. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an emerging growth company, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled back disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

The following table provides compensation information for the fiscal year ended September 30, 2020 for our principal executive officer and our two other most highly compensated persons serving as executive officers as of September 30, 2020. We refer to these executive officers as the named executive officers or NEOs.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(3)	Non-Equity Incentive Plan Compensation($)(4)	All Other Compensation(4)(5)	Total($)
Jesse Singh President and Chief Executive Officer	2020 2019	764,648 745,926	688,541 —	25,028,771 1,434,725	7,882,489 —	1,150,893 662,070	28,922 51,293	35,544,264 2,894,014
Ralph Nicoletti Senior Vice President and Chief Financial Officer	2020 2019	502,692 351,923	— 250,000	5,321,095 1,794,609	2,975,516 —	567,462 234,270	17,143 19,397	9,383,908 2,650,199
Jose Ochoa President, AZEK Building Products	2020	435,167	—	7,444,607	1,800,067	578,783	27,773	10,286,397

(1)

With respect to the fiscal year ending September 30, 2020, for Mr. Singh, this amount represents a payment on July 31, 2020 of $306,018 and on September 18, 2020 of $382,523, in each case representing a portion of the long-term cash incentive award granted to Mr. Singh. See “Narrative Disclosure to Summary Compensation Table—Long-Term Incentives —Long-Term Cash Incentive” for a description of the long-term cash incentive award.

(2)

The amounts in this column for the fiscal year ending September 30, 2020 reflect incremental compensation expense on restricted stock issued in connection with the conversion of Profits Interests, as described under “Post-IPO Compensation-Profits Interests Conversion” below. As part of the Corporate Conversion, we modified the terms and conditions of our performance-based awards granted prior to the 2020 fiscal year by changing the vesting conditions in order to contemplate the IPO in the exchange of Profits Interests into restricted stock. The change was treated as a modification under Accounting Standards Codification 718 issued by the Financial Accounting Standards Board, or FASB ASC 718, resulting in incremental compensation expense. For information regarding this modification, see Note 13 to our Consolidated Financial Statements for the year ended September 30, 2020 included in our 2020 Annual Report. There were no new equity awards granted to our named executive officers in the 2020 fiscal year so amounts in this column do not reflect new equity awards and are solely related to pre-IPO compensation arrangements.

The amounts in this column for the fiscal year ending September 30, 2019 reflect the aggregate grant date fair value of performance-vested and time-vested Profits Interests granted in the fiscal year ending September 30, 2019. The grant date fair value of the Profits Interests was computed in accordance with FASB ASC 718. For a description of the assumptions used to determine the compensation cost of these awards, see Note 13 to our Consolidated Financial Statements included in our 2020 Annual Report. The performance conditions applicable to the performance-vested Profits Interests are “market conditions” that relate to the attainment of specified equity returns, the impact of which is factored into the grant date fair value. The partnership agreement, or the Partnership Agreement, of our former direct parent prior to our IPO, or the Partnership, permitted the Partnership to redeem time-vested and performance-vested Profits Interests upon certain terminations of employment. Additionally, Profits Interests were eligible to participate in distributions to the extent provided in the Partnership Agreement, including upon certain strategic or change in control transactions. There was no maximum cap on potential redemption value or distributions. See “Narrative Disclosure to Summary Compensation Table—Long-Term Incentives—Profits Interests” for a description of the Profits Interests.

(3)

The amounts in this column reflect the aggregate grant date fair value of stock options granted in connection with our IPO. The grant date fair value of the stock options was computed in accordance with FASB ASC 718. For a description of the assumptions used to determine the compensation cost of these awards, see Note 13 to our Consolidated Financial Statements for the year ended September 30, 2020 included in our 2020 Annual Report. See “Post-IPO Compensation—IPO Cash Bonus and Long-Term Incentive Awards” for a description of the stock options.

(4)

The amounts in this column for the year ended September 30, 2020 represent annual incentive cash awards earned under the annual incentive program for the year ended September 30, 2020. See “Narrative Disclosure to Summary Compensation Table—Annual Incentive Awards” for a description of the fiscal 2020 annual incentives.

(5)

The amounts shown in the “All Other Compensation” column for the year ended September 30, 2020 comprise insurance premiums with respect to a long-term disability policy paid on behalf of each of Mr. Singh and Mr. Ochoa; group term life insurance premiums; matching contributions under the AZEK Company 401(k) Plan, or the 401(k) Plan; HSA employer match; certain expenses related to Mr. Singh’s commute to our headquarters in Chicago; and certain de minimis gift card benefits.

Narrative Disclosure to Summary Compensation Table

For the year ended September 30, 2020, our NEOs were compensated through a combination of the following components: base salary, annual cash incentive opportunity, long-term incentive awards and employee benefits. Pursuant to employment arrangements and the terms of the long-term incentive awards, our NEOs were also entitled to cash severance and other benefits in the event of a qualifying termination of employment or certain transactions. Each of these compensation elements is described below.

Base Salaries

The base salary earned by each of our NEOs during the year ended September 30, 2020, is reflected in the Summary Compensation Table above. The annual base salaries of the NEOs as of the end of fiscal year 2020 were $790,974 for Mr. Singh, $520,000 for Mr. Nicoletti and $450,150 for Mr. Ochoa.

Annual Incentive Awards

In order to motivate the NEOs to achieve short-term performance objectives, a portion of their total target compensation opportunity is in the form of an annual incentive bonus. The annual incentive bonus in respect of the fiscal year ending September 30, 2020 was determined based on the level of achievement of certain financial and individual performance criteria, which are described in more detail below.

Target Incentive Opportunities

The target annual incentive opportunity, expressed as a percentage of an NEO’s base salary, was established in each NEO’s employment agreement, which are described under “—Employment Agreements” below. The target opportunity for the fiscal year ended September 30, 2020 for each of the NEOs was as follows:

Named Executive Officer	Target Annual Incentive (% of Base Salary)	Target Annual Incentive(1)
Jesse Singh	100%	$764,648
Ralph Nicoletti	75%	$377,019
Jose Ochoa	75%	$326,376

(1)

Target annual incentive amounts represent the percentage of base salary earned during the fiscal year, rather than a percentage of the annualized base salary rate as in effect at the end of the fiscal year.

Performance Targets and Fiscal Year 2020 Performance

For the NEOs, 75% of the fiscal year 2020 annual bonus payout was tied to financial performance relative to the targets established by the compensation committee of the board of directors of AOT Building Products GP Corp., the Partnership’s former general partner, and we refer to such compensation committee as the GP Compensation Committee. The remaining 25% was determined based on individual performance as discussed with the compensation committee of our board of directors.

Financial Performance Objectives

For the fiscal year ending September 30, 2020, the financial performance component of the annual incentive opportunities was determined based on our Adjusted EBITDA and Revenue, which accounted for 50% and 25%, respectively, of each NEO’s aggregate annual bonus opportunity or, for Mr. Ochoa, the Adjusted EBITDA and Revenue of each of the Company and of the Building Products segment.

The financial performance objectives and actual fiscal 2020 performance as determined for purposes of the annual incentive awards to Messrs. Singh and Nicoletti were as follows:

Performance Targets and Results (Dollar values in millions)
	Threshold	Target	Maximum	Actual Performance
Target Adjusted EBITDA(1) 50% Weighting	$182.9	$203.3	$235.8	$213.6
Percentage of Target(2)	0%	100%	295%	158%
Target Revenue 25% Weighting	$772.0	$857.8	$995.0	$899.3
Percentage of Target(2)	0%	100%	295%	155%

(1)

Adjusted EBITDA for purposes of fiscal 2020 annual incentives is defined as net income (loss) before interest expense, net, income tax (benefit) expense and depreciation and amortization, adding thereto or subtracting therefrom certain non-cash charges, restructuring and business transformation costs, acquisition costs, initial public offering costs, capital structure transaction costs and certain other costs.

(2)	Performance between levels is generally interpolated on a straight-line basis.

The financial performance objectives and actual fiscal 2020 performance as determined for purposes of the annual incentive award to Mr. Ochoa were as follows:

Performance Targets and Results (Dollar values in millions)
	Threshold	Target	Maximum	Actual Performance
Company Target Adjusted EBITDA(1) 25% Weighting	$182.9	$203.3	$235.8	$213.6
Percentage of Target(2)	0%	100%	295%	158%
Company Target Revenue 12.5% Weighting	$772.0	$857.8	$995.0	$899.3
Percentage of Target(2)	0%	100%	295%	155%
Building Products Segment Target Adjusted EBITDA(1) 25% Weighting	$190.8	$212.1	$246.0	$238.1
Percentage of Target(2)	0%	100%	295%	248%
Building Products Segment Target Revenue 12.5% Weighting	$645.4	$717.1	$831.8	$771.2
Percentage of Target(2)	0%	100%	295%	189%

(1)

Adjusted EBITDA for purposes of fiscal 2020 annual incentives is defined as net income (loss) before interest expense, net, income tax (benefit) expense and depreciation and amortization, adding thereto or subtracting therefrom certain non-cash charges, restructuring and business transformation costs, acquisition costs, initial public offering costs, capital structure transaction costs and certain other costs.

(2)	Performance between levels is generally interpolated on a straight-line basis.

Individual Performance Objectives

The remaining 25% of the annual bonus payout was determined by our compensation committee based on the NEOs’ individual performance. The individual performance component was determined based on an overall assessment of the NEO’s performance and was not based on a predefined formula or targets. The maximum award that an NEO can earn for the individual performance component was 130% of the target bonus attributable to this metric, which maximum is intended to reward exceptional performance. Mr. Singh’s individual performance was assessed based on his performance in improving employee safety, preparing and executing monetization efforts, executing our strategic value creation plan and delivering the operating plan. Mr. Nicoletti’s individual performance was assessed based on his performance in executing all aspects of our IPO; effective management of our finance, accounting, information technology and investor relations functions; and establishing key processes to ensure delivery of our financial objectives. Mr. Ochoa’s individual performance was assessed based on his performance in accelerating new product development growth, enhancing brand and consumer experiences, and growing the retail channel through our existing relationships with home improvement retailers.

After considering each NEO’s self-assessment and an assessment by the Chief Executive Officer (for Messrs. Nicoletti and Ochoa), our compensation committee determined that each of Messrs. Singh, Nicoletti and Ochoa achieved 130% of the individual performance component.

After incorporating the results of the financial and individual performance components, our compensation committee approved the following payouts for the year ended September 30, 2020:

	75% of Annual Incentive		25% of Annual Incentive	2020 Earned Annual Incentive
	Company Component	Building Products Component	Individual Performance Component
Jesse Singh	157%	—	130%	151%
Ralph Nicoletti	157%	—	130%	151%
Jose Ochoa	157%	229%	130%	177%

Long-Term Incentives

Profits Interests

The outstanding long-term incentives held by the NEOs prior to our IPO consisted primarily of profits interests granted under the Partnership Agreement, or the Profits Interests.

The Profits Interests, which were designed to align employees’ interests with the interests of the Partnership and its subsidiaries, represented interests in the future profits (once a certain level of proceeds had been generated) in the Partnership. In general, awards of Profits Interests were 50% time-vested and 50% performance-vested.

•	Time-vested Profits Interests generally vested ratably over five years from the vesting commencement date, subject to continued employment through each vesting date.

•	Half of the performance-vested Profits Interests vested upon the achievement of one of the following events subject to continued employment through the vesting date:

•

When the aggregate proceeds (in the form of cash and marketable securities), or Proceeds, received by each of the Sponsors were at least two times its aggregate capital contributions, or the First MoM Target, or

•

In the event of a Change in Control (as defined in the Partnership Agreement), when the aggregate Proceeds received by each of the Sponsors resulted in an internal rate of return on its aggregate capital contributions, or IRR, that was equal to or greater than 25%.

•	The remaining 50% of the performance-vested Profits Interests vested upon the achievement of one of the following events subject to continued employment through the vesting date:

•

When the aggregate Proceeds received by each of the Sponsors were at least 2.75 times its aggregate capital contributions, or the Second MoM Target, and, together with the First MoM Target, the MoM Targets, or

•	In the event of a Change in Control, when the aggregate Proceeds received by each of the Sponsors resulted in an IRR that is equal to or greater than 30%.

Any unvested performance-vested Profits Interests would be forfeited and cancelled upon the tenth anniversary of the grant date.

The Profits Interests granted to each of the NEOs in connection with his appointment, as described under “—Employment Agreements” below, vested in accordance with the terms described above. In addition to the Profits Interests granted to Mr. Singh in connection with his appointment, Mr. Singh was granted 840 time-vested Profits Interests and 840 performance-vested Profits Interests on October 11, 2018. The time-vested Profits Interests were 40% vested on the grant date, with the remaining 60% vesting in equal installments on May 26, 2019, 2020 and 2021, subject to continued employment through the vesting date. The performance-vested Profits Interests would vest based on satisfaction of the performance criteria described above.

Notwithstanding the vesting schedules discussed above, vested Profits Interests were subject to redemption by the Partnership in the event that the NEO’s employment is terminated. A discussion of the redemption terms and the treatment of the Profits Interests in connection with a Change in Control, a Strategic Transaction or certain qualifying terminations of employment is described under “Additional Narrative Disclosures—Potential Payments Upon Termination, Change in Control or Strategic Transaction” below. Additionally, a discussion of the treatment of the Profits Interests in connection with our IPO is described under “Post-IPO Compensation—Profits Interests Conversion” below.

Long-Term Cash Incentive

On October 11, 2018, Mr. Singh was granted a long-term cash incentive with a value of $765,046, which vests upon the satisfaction of certain time- and performance-vesting conditions. The long-term cash incentive will be paid in a cash lump sum within 30 days following the date on which both of the following conditions are satisfied:

•

Time vesting condition: The long-term cash incentive was 40% time vested on the grant date, with the remaining 60% time vesting in equal installments on May 26 of each of 2019, 2020 and 2021, subject to continued employment through each vesting date.

•

Performance vesting condition: The performance-vesting condition is satisfied on the occurrence of either (i) the date following an initial public offering on which the Sponsors own less than 50% of the equity value represented by equity interests of CPG International LLC or (ii) a Change in Control (as defined in the long-term cash incentive award) and where the price per share in the initial public offering, or the transaction price in the Change in Control, implies an equity value at least commensurate with the aggregate investments by the Sponsors in CPG International LLC, as determined by AOT Building Products GP Corp. in its sole discretion, or the Performance Vesting Condition.

If the Performance Vesting Condition is not satisfied prior to May 26, 2026, the long-term cash incentive will be automatically terminated and forfeited without compensation.

A discussion of the treatment of the long-term cash incentive in connection with a Change in Control, a Strategic Transaction or certain qualifying terminations of employment is described under “Additional Narrative Disclosures—Potential Payments Upon Termination, Change in Control or Strategic Transaction” below. A discussion of the treatment of the long-term cash incentive following our IPO is described under “Post-IPO Compensation—Long-Term Cash Incentive Amendment” below.

Post-IPO Long-Term Incentives

In connection with our IPO, we adopted the 2020 Plan described below for future grants of equity awards. Following our IPO, we granted certain cash and option awards to the NEOs and other employees, as described under “Post-IPO Compensation—IPO Cash Bonus and Long-Term Incentive Awards” below.

Employee Benefits

The NEOs participate in a variety of insurance plans, including medical and dental welfare benefits on the same basis as our other employees. In lieu of long-term disability benefits provided to other executives, Mr. Singh is entitled, pursuant to his employment agreement, to a long-term disability insurance policy funded by us that provides a monthly benefit of $25,000 in the event of total and permanent disability. Additionally, Mr. Ochoa is provided a long-term disability insurance policy funded by us that provides a monthly benefit of $20,000. We offer reimbursement for physicals to certain of our employees, including the NEOs.

Employment Agreements

CPG International LLC entered into an employment agreement with each of the NEOs in connection with the commencement of his employment, which are described below. Additionally, each employment agreement provides for certain severance and termination benefits that are described below under “—Potential Payments Upon Termination, Change In Control or Strategic Transaction.”

Term. CPG International LLC entered into an employment agreement with Mr. Singh effective as of May 26, 2016, which continues until Mr. Singh’s employment terminates. CPG International LLC entered into an employment agreement with Mr. Nicoletti effective on January 9, 2019, which continues until Mr. Nicoletti’s employment terminates. CPG International LLC entered into an employment agreement with Mr. Ochoa, dated as of July 15, 2017, pursuant to which Mr. Ochoa serves as the President, AZEK Building Products, which continues for successive one-year terms until terminated on 30 days’ notice.

Base Salary and Target Bonus. The agreements initially provided, for Mr. Singh, an annual base salary of $650,000 and an annual target bonus of 100% of base salary; for Mr. Nicoletti, an annual base salary of $500,000 and an annual target bonus of 75%; and for Mr. Ochoa, an annual base salary of $415,000 and an annual target bonus of 75% of base salary.

Sign-on Grants. In connection with his appointment, Mr. Singh received a one-time award in the amount of $1,000,000, payable 50% in the form of cash and 50% in the form of common interests in the Partnership. The cash portion was earned and the equity portion vested in full on the second anniversary of Mr. Singh’s start date. Mr. Singh was also granted 7,565 performance-vested Profits Interests and 9,065 time-vested Profits Interests.

In connection with his appointment, Mr. Nicoletti received a one-time cash bonus in the amount of $250,000. If Mr. Nicoletti voluntarily terminates his employment with CPG International LLC within two years of his start date, he will be required to repay a pro-rata portion of the after-tax value of such sign-on bonus, based on the number of days within that two year period that follow his resignation. Additionally, Mr. Nicoletti was granted 4,750 Profits Interests.

In connection with his appointment, Mr. Ochoa received a one-time cash bonus in the amount of $250,000, a prorated portion of which was subject to repayment if Mr. Ochoa voluntarily terminated his employment with CPG International LLC, or if CPG International LLC terminated Mr. Ochoa’s employment for cause, within 24 months following his start date. Additionally, Mr. Ochoa was granted 5,000 Profits Interests.

The Profits Interests granted to Messrs. Singh and Nicoletti vest as described under “—Long-Term Incentives—Profits Interests.”

Employee Benefits. As discussed under “—Employee Benefits,” each NEO is eligible to participate in certain health and welfare benefit programs.

Restrictive Covenants

In connection with the commencement of his employment, each of the NEOs agreed to confidentiality, non-disparagement, non-competition and non-solicitation of employees and customers covenants. The non-competition and non-solicitation covenants with each of the NEOs continue for two years following the termination of his employment for any reason. The NEOs also agreed to covenants assigning us rights to intellectual property.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table shows all outstanding equity awards held by each of the NEOs as of September 30, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(4)
Jesse Singh	709,957	86,130	(1)	$23.00	6/16/2030
	—	162,409	(2)	$23.00	6/16/2030
						257,393	(3)	$8,959,850
Ralph Nicoletti	215,609	143,739	(1)	$23.00	6/16/2030
						185,738	(3)	6,465,540
Jose Ochoa	173,913	43,478	(1)	$23.00	6/16/2030
						129,931	(3)	4,522,898

(1)

The amounts in this row represent the options to purchase shares of Class A common stock granted in connection with the conversion of Profits Interests at the time of the IPO, as described under “Post-IPO Compensation—Profits Interests Conversion” below. The unvested options have the same time-vesting conditions as the original Profits Interests award. For Mr. Singh, the unvested options vest on May 26, 2021; for Mr. Nicoletti, the unvested options vest in equal installments on January 9, 2021, 2022, 2023 and 2024; and for Mr. Ochoa, the unvested options vest in equal installments on July 17, 2021 and 2022.

(2)

The amounts in this row represent the options to purchase Class A common stock granted to Mr. Singh in connection with the IPO, which vest as described under “Post-IPO Compensation— IPO Cash Bonus and Long-Term Incentive Awards” below.

(3)

The amounts in this row represent the restricted shares of Class A common stock issued in connection with the conversion of Profits Interests at the time of the IPO, as described under “Post-IPO Compensation—Profits Interests Conversion” below. The restricted shares have the same time-vesting conditions as the original Profits Interests award as described in Note 1 to this table above.

(4)	The market value of shares or units that have not vested was calculated using a price per share of Class A common stock of $34.81, which was the closing price on September 30, 2020.

Additional Narrative Disclosures

Retirement Plans

We maintain a tax-qualified defined contribution plan, the AZEK Company 401k Plan, in which all employees may contribute up to 100% of his or her salary, subject to Internal Revenue Code limits. We match 100% of the first 1% of employee contributions and 50% of the next 5% of employee contributions, for a total matching contribution of 3.5% on the first 6% of employee contributions. The NEOs are eligible to participate in the 401k Plan on the same terms as other participating employees.

Potential Payments Upon Termination, Change In Control or Strategic Transaction

The employment agreement with each NEO and the long-term incentives awarded to the NEOs provide benefits upon the termination of his employment with us under certain circumstances or upon certain transactions, as described below. Certain terms used in this section have the meanings described under “—Treatment of Long-Term Incentives—Definitions” below.

Severance Under Employment Agreements

On a termination for any reason, each NEO is entitled to payment of accrued but unpaid base salary and vacation. Additionally, if Mr. Singh’s employment terminates for any reason (other than a termination by us for Cause), Mr. Singh’s base salary and employee benefits continue until the end of the month in which termination occurs.

On a termination without Cause (or, for Messrs. Singh and Nicoletti, for Good Reason), the NEOs are entitled to cash severance equal to, for Mr. Singh, the sum of two times his base salary and one times his target annual bonus, payable in equal monthly installments for 18 months following termination; for Mr. Nicoletti, continued base salary for 12 months following termination; and for Mr. Ochoa, continued base salary and half of Mr. Ochoa’s target bonus for 12 months following termination. Additionally, Mr. Singh is entitled to a prorated annual bonus for the year of termination based on actual performance and the number of days Mr. Singh was employed during the year of termination, payable at such times that annual bonuses are paid to executives generally, and any earned but unpaid bonus for the year prior to termination. In connection with such termination, Mr. Singh is entitled to continued payment of healthcare premiums for 24 months following the date of termination or until Mr. Singh obtains healthcare benefits from another employer. The foregoing benefits to each of the NEOs are subject to his execution of a release in our favor and compliance with post-employment restrictive covenants.

In the event that Mr. Singh’s employment is terminated due to death or disability, Mr. Singh will be entitled to: (i) any earned but unpaid bonus for the year prior to termination, (ii) all amounts accrued under any bonus, incentive or other plan and (iii) a prorated annual bonus for the year of termination based on actual performance and the number of days Mr. Singh was employed during the year of termination, payable at such times that annual bonuses are paid to our executives generally.

Treatment of Long-Term Incentives

Profits Interests

The Partnership previously granted time-vested and performance-vested Profits Interests to the NEOs, which were subject to certain treatment upon the occurrence of a Change in Control, a Strategic Transaction or certain qualifying terminations in connection with a Change in Control or Strategic Transaction. The restricted shares and stock options received upon conversion of the Profits Interests, as described under “Post-IPO Compensation—Profits Interests Conversion” below, are generally subject to the same vesting treatment upon such events as applied to the Profits Interests.

All unvested time-vested Profits Interests were eligible to vest immediately upon a Change in Control. Additionally, all unvested time-vested Profits Interests were eligible to vest upon a termination of employment without Cause or for Good Reason within 12 months following the occurrence of a Strategic Transaction. In addition, with respect to time-vested Profits Interests granted to Mr. Singh on October 11, 2018 and May 26, 2016, if a Change in Control occurred within six months following a termination of Mr. Singh’s employment by CPG International LLC without Cause or by Mr. Singh for Good Reason, then all unvested time-vested Profits Interests in effect immediately prior to such termination of employment were treated as outstanding as of the Change in Control and would have vested immediately upon such Change in Control. With respect to Mr. Nicoletti’s time-vested Profits Interests, a prorated portion would have vested in connection with a termination of Mr. Nicoletti’s employment without Cause or for Good Reason and all of his time-vested Profits Interests would have vested if a Change in Control occurred within 180 days after the termination of his employment without Cause. Additionally, certain time-vested Profits Interests that were scheduled to vest within a period of time after a termination of employment would have vested on such termination.

Performance-vested Profits Interests only vested upon a Change in Control to the extent that the performance criteria were met, as described in “Narrative Disclosure to Summary Compensation Table—Long-

Term Incentives—Profits Interests” above. If the relevant performance criteria were not met as of the earlier of a Change in Control and the tenth anniversary of the grant date, any unvested performance-vested Profits Interests were forfeited and cancelled. Upon a termination of employment without Cause or for Good Reason within 12 months following a Strategic Transaction (determined without regard to subpart (ii) of the definition of Change in Control), to the extent that the MoM Targets would have been satisfied had the fair value of any non-freely tradable and marketable securities received by the Sponsors in connection with the Strategic Transaction constituted Proceeds as of the date of such Strategic Transaction, the performance-vested Profits Interests would remain outstanding and eligible to vest based upon the Sponsors’ future receipt of Proceeds. In addition, with respect to performance-vested Profits Interests granted to Mr. Singh on October 11, 2018 and May 26, 2016, if a Change in Control occurred within six months following a termination of Mr. Singh’s employment by CPG International LLC without Cause or by Mr. Singh for Good Reason, then all unvested performance-vested Profits Interests would be treated as outstanding as of the Change in Control and would be eligible to be earned as of the Change in Control based on achievement of the MoM Targets. Mr. Nicoletti would remain eligible to vest in any performance-vested Profits Interests that satisfied the performance criteria described above if a Change in Control occurred within 180 days after the termination of his employment without Cause.

Vested Profits Interests generally were redeemable by the Partnership within six months following a termination of employment. In the event of a termination of employment due to an NEO’s resignation without Good Reason prior to the third anniversary of the date on which the Profits Interests were granted, or the termination of the NEO’s employment for Cause at any time, vested Profits Interests were redeemable for no value. Good Reason and Cause as used in the preceding sentence had the meanings set forth in the executive’s employment agreement, or if none, then as set forth in the Partnership Agreement. In the event of a termination of employment for any other reason, including death or disability, vested Profits Interests were redeemable for the fair market value, as determined in accordance with the Partnership Agreement.

All Profits Interests were subject to a clawback provision under which if a recipient willfully or intentionally materially breached, or failed to correct a material breach of, any non-competition, non-solicitation or non-disclosure covenant to which he or she was subject, then such person would automatically forfeit any outstanding Profits Interests and repay any amounts distributed to him or her (other than certain minimum distributions to partners of the Partnership) within the 24 months prior to such breach.

Long-Term Cash Incentive

On October 11, 2018, Mr. Singh was granted a long-term cash incentive, subject to certain time and performance vesting conditions. See “Narrative Disclosure to Summary Compensation Table—Long-Term Incentives—Long-Term Cash Incentive.” In the event of a Change in Control or a termination of employment by CPG International LLC without Cause or by Mr. Singh for Good Reason within 12 months following the occurrence of a Strategic Transaction, any unvested portion of the long-term cash incentive that remains outstanding and eligible for vesting will immediately time-vest. In addition, if a Change in Control occurs within six months following a termination of Mr. Singh’s employment by CPG International LLC without Cause or by Mr. Singh for Good Reason, then any unvested portion of the long-term cash incentive immediately prior to such termination of employment will be treated as outstanding as of the Change in Control and will time-vest immediately upon such Change in Control and performance-vest upon satisfaction of the Performance Vesting Condition as described above.

IPO Long-Term Incentive Awards

Following our IPO, we granted Mr. Singh a stock option award and Mr. Nicoletti a cash award. See “Narrative Disclosure to Summary Compensation Table—Post-IPO Compensation—IPO Cash Bonus and Long-Term Incentive Awards.” Any unvested awards scheduled to vest within the next 12 months will immediately vest in the event of the NEO’s death or disability or continue to vest in the event of the NEO’s involuntary termination without Cause or resignation for Good Reason, subject to compliance with any applicable restrictive covenants.

Definitions

For Mr. Singh, “Cause” generally means (i) a conviction of a crime constituting fraud, embezzlement, a felony, or an act of moral turpitude, (ii) gross negligence, (iii) breach of the duty of loyalty or care that causes material injury to CPG International LLC, (iv) ongoing willful refusal or failure to perform duties or (v) material breach of any material written agreement with CPG International LLC. Good Reason generally means (i) a reduction in salary or target bonus, (ii) a material reduction in duties or authority, (iii) removal of position and responsibilities, (iv) failure to pay compensation under the employment agreement, (v) relocation by more than 35 miles or (vi) a material breach of the employment agreement, in each case provided that Mr. Singh has given CPG International LLC written notice of the termination within 90 days of the first date on which he has knowledge of such event or conduct and he has provided CPG International LLC with at least 30 days to cure (to the extent curable).

For Mr. Nicoletti, “Cause” generally means (i) commission of an act which constitutes common law fraud or embezzlement, (ii) indictment, conviction or plea of guilty or nolo contendere to a felony or crime involving moral turpitude, (iii) commission of any intentional tortious or intentional unlawful act in either case causing material harm to CPG International LLC’s (or any of its affiliates’) business, standing or reputation, (iv) gross negligence in performing his duties, (v) breach of the duty of loyalty or care, (vi) other misconduct that is materially detrimental to CPG International LLC or its affiliates, (vii) refusal or willful failure to perform Mr. Nicoletti’s duties or the deliberate and consistent refusal to conform to or follow any reasonable policy of CPG International LLC, in each case after receiving written notice from CPG International LLC of such non-compliance and being given 10 business days to cure (to the extent curable) such non-compliance, (viii) material breach of any material written agreement with CPG International LLC which breach is not cured (to the extent curable) within 10 business days after written notice from CPG International LLC, or (ix) Mr. Nicoletti’s death or disability resulting in his inability to continue to perform the essential functions of his job, with a reasonable accommodation. “Good Reason” generally means a termination by Mr. Nicoletti of his employment within 90 days following the occurrence of any of the following without his consent that remains uncured for 10 business days after receipt by CPG International LLC of written notice of such event by Mr. Nicoletti: (i) a material reduction in salary, (ii) a materially adverse change in title, duties or responsibilities (including reporting responsibilities), or (iii) relocation by more than 50 miles.

For Mr. Ochoa, “Cause” generally means (i) commission of an act which constitutes common law fraud, embezzlement or a felony, an act of moral turpitude, or of any tortious or unlawful act causing material harm; (ii) gross negligence in performing his duties; (iii) breach of the duty of loyalty or care; (iv) other misconduct that is materially detrimental to CPG International LLC or its affiliates; (v) refusal or failure to perform Mr. Ochoa’s duties or the deliberate and consistent refusal to conform to or follow any reasonable policy of CPG International LLC, in each case after receiving written notice from CPG International LLC of such noncompliance and being given 10 business days to cure (to the extent curable) such non-compliance; (vi) breach of any agreement with CPG International LLC which breach is not cured (to the extent curable) within 10 business days following written notice from CPG International LLC; or (vii) Mr. Ochoa’s death or disability in which he cannot perform the essential functions of his job.

A “Change in Control” is defined generally to occur upon the following events:

•

(i) any person or group other than an Excluded Entity (as defined below) becomes the beneficial owner of more than 50% of the common interests in the Partnership; (ii) any person or group other than an Excluded Entity becomes the beneficial owner of more than 50% of the voting power in any of CPG Holdco LLC, CPG Newco LLC or CPG International LLC (other than in connection with a public offering registered under the Securities Act), except in a Strategic Transaction (as defined below); or (iii) the sale of all or substantially all of the assets of CPG International LLC to a person or group other than an Excluded Entity, except in a Strategic Transaction; and

•	the Sponsors have sold or disposed of more than 65% of their aggregate common interests in the Partnership for cash or freely tradable and marketable securities.

A “Strategic Transaction” for this purpose is any strategic transaction, as determined by AOT Building Products GP Corp. in its sole discretion, in which the consideration received by the Partnership or its subsidiaries consists of the stock of another entity. An “Excluded Entity” for this purpose is any Sponsor, any management limited partner in the Partnership, their respective transferees or any employee benefit plan or trust of CPG International LLC.

Post-IPO Compensation

Profits Interests Conversion

In connection with our IPO, each outstanding Profits Interests award, including any awards held by our NEOs and our non-employee directors, was exchanged for a number of shares of our Class A common stock determined based the number of Profits Interests and the hurdle amount applicable to the Profits Interests. Profits Interests that were vested at the time of our IPO were exchanged for vested shares of our Class A common stock. Profits Interests that were unvested at the time of our IPO were exchanged for restricted shares of Class A common stock granted under our 2020 Plan, which remain eligible to vest generally pursuant to the same time-based and performance-based vesting conditions as the Profits Interests for which they were exchanged, as applicable. The performance-based vesting conditions were satisfied in September 2020 in connection with our first secondary offering. The shares of Class A common stock that were issued in connection with the exchange are eligible to receive any ordinary cash dividend payments or other ordinary distributions. The exchange of Profits Interests for shares of Class A common stock did not result in any accelerated vesting of the Profits Interests. However, the modification of the terms and conditions of the performance-based Profits Interest awards to implement the exchange was treated as a modification under FASB ASC 718, resulting in an incremental compensation expense, which is reported in the Summary Compensation Table for 2020. See “Narrative Disclosure to Summary Compensation Table—Long-Term Incentives—Profits Interests” and “Additional Narrative Disclosures—Potential Payments Upon Termination, Change In Control or Strategic Transaction” for a description of the Profits Interests vesting terms.

The following table sets forth the number of vested shares of our common stock and unvested restricted shares of our common stock that each of our NEOs received upon conversion of their vested and unvested Profits Interests in the IPO.

Name	Shares of Class A Common Stock	Restricted Shares of Class A Common Stock
Jesse Singh	1,029,573	1,349,463
Ralph Nicoletti	46,434	417,910
Jose Ochoa	129,931	519,722

Upon the closing of our IPO, each current employee and non-employee directors of CPG International LLC who received shares in exchange for Profits Interests was granted options to purchase shares of Class A common stock. This option grant was intended to restore to such holders the same leverage, or amount of equity at work, that the holder had with respect to Profits Interests prior to the exchange (for example, if 100 Profits Interests converted into 40 shares, the holder was granted options to acquire 60 shares of our Class A common stock). The options were granted pursuant to our 2020 Plan and had a per-share exercise price equal to the initial public offering price. The options awarded to each such holder were vested or unvested in the same proportion as the corresponding Profits Interests award was vested and unvested immediately prior to our IPO, and the unvested options have the same time-based and performance-based vesting conditions as the original Profits Interests award.

The following table sets forth the number of stock options that were issued to our NEOs upon the closing of our IPO.

Named Executive Officer	Number of Options
Jesse Singh	796,087
Ralph Nicoletti	359,348
Jose Ochoa	217,391

Long-Term Cash Incentive Amendment

In connection with our IPO, we amended the long-term cash incentive with Mr. Singh described under “Narrative Disclosure to Summary Compensation Table—Long-Term Incentives—Long-Term Cash Incentive” above. As amended, the portion of the long-term cash incentive that was time vested as of the completion of our IPO was paid as soon as practicable after the IPO. The portion of the long-term cash incentive that was not time vested as of the completion of our IPO was subject to continued vesting as follows: (i) 50% of such unvested portion will vest in equal installments on the remaining scheduled vesting dates, and (ii) the remaining 50% of such unvested portion will be eligible to vest upon achievement of the performance-based vesting conditions applicable to the restricted shares into which outstanding Profits Interests were exchanged.

IPO Cash Bonus and Long-Term Incentive Awards

In connection with our IPO, we adopted the 2020 Plan described below. Pursuant to that plan, we granted Mr. Singh a stock option award to enhance his alignment with our stockholders following the IPO, and we also granted Mr. Nicoletti a cash award to provide retentive value. The options will vest ratably over four years beginning on the first anniversary of the grant and have a term of ten years and the cash award will vest 50% on the 12-month anniversary of grant and 50% on the 18-month anniversary of grant, each subject to continued employment. Any unvested awards scheduled to vest within the next 12 months will immediately vest in the event of the NEO’s death or disability or continue to vest in the event of the NEO’s involuntary termination without Cause or resignation for Good Reason, subject to compliance with any applicable restrictive covenants. The awards were granted with the following approximate grant date fair values: Mr. Singh; $1,300,000 and Mr. Nicoletti: $1,750,000.

2020 Omnibus Incentive Compensation Plan

General

In connection with the IPO, we adopted the 2020 Omnibus Incentive Compensation Plan, or the 2020 Plan, in which employees, consultants and non-employee directors are eligible to participate.

The 2020 Plan is administered by the board of directors or the compensation committee or its delegates (collectively, the administrator). Subject to the terms of the 2020 Plan, the administrator will determine which employees, consultants and non-employee directors will receive awards under the 2020 Plan, the dates of grant, the number and types of awards to be granted, the exercise or purchase price of each award, and the terms and conditions of the awards, including the period of their exercisability and vesting and the fair market value applicable to a stock award.

The 2020 Plan provides for the grant of stock options intended to meet the requirements of “incentive stock options” under Section 422 of the Code and “non-qualified stock options” that do not meet those requirements, SARs, restricted stock, restricted stock units (RSUs), dividend equivalent rights and other equity-based, equity-related or cash-based awards (including performance-based awards).

Change in Control

Unless the administrator determines otherwise, or as otherwise provided in the applicable award agreement, if a participant’s employment is terminated by us without “cause” (as defined in the 2020 Plan) on or within two years after a change in control (as defined in the 2020 Plan), (i) all outstanding awards will become fully vested (including lapsing of all restrictions and conditions), and, as applicable, exercisable, with any outstanding performance-based awards deemed earned at target performance and (ii) any shares deliverable pursuant to RSUs will be delivered promptly following the termination.

Clawback: Repayment If Conditions Not Met

All awards under the 2020 Plan will be subject to any clawback or recapture policy that we may adopt from time to time. If the administrator determines that terms of an award were not satisfied and the failure to satisfy the terms was material, then the grantee will be obligated to repay the fair market value of the shares issued or delivered in respect of the award or, in the case of options or SARs, the award’s spread value.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 25, 2021 by the following individuals or groups:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Class A common stock or Class B common stock.

The percentage ownership information shown in the table is based upon 154,739,238 shares of Class A common stock and 100 shares of Class B common stock outstanding as of March 25, 2021.

The beneficial ownership information presented below includes, for each beneficial owner, (i) shares of Class A common stock and Class B common stock beneficially owned (including restricted shares of Class A common stock) and (ii) shares issuable upon exercise of options to purchase shares of Class A common stock, shares of Class A common stock issuable upon the settlement of DSUs and shares of Class A common stock subject to RSUs, in each case that are vested or will vest within 60 days of March 25, 2021. The beneficial ownership information presented below does not include shares issuable upon the exercise of options to purchase shares of Class A common stock, shares of Class A common stock issuable upon the settlement of DSUs or shares of Class A common stock subject to RSUs, in each case that will vest outside of such 60-day period. Shares subject to options, shares issuable upon the settlement of DSUs and shares subject to RSUs, in each case that are vested or will vest within 60 days of March 25, 2021, are deemed outstanding for purposes of calculating the percentage ownership of the person holding such options, DSUs or RSUs, but they are not deemed outstanding for purposes of calculating the percentage ownership of any other person.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o The AZEK Company, 1330 W Fulton Street, Suite #350, Chicago, IL 60607.

	Shares Beneficially Owned
	Class A		Class B		Percentage of Total Voting Power(13)
Name of Beneficial Owner	Shares	Percentage of Class	Shares	Percentage of Class
Directors(10):
Gary Hendrickson(1)	315,851	*	—	*	*
Sallie B. Bailey(2)	82,811	*	—	*	*
Fumbi Chima(3)	1,463	*	—	*	*
Howard Heckes(4)	1,377	*	—	*	*
Russell Hammond	—	*	—	*	*
James B. Hirshorn	—	*	—	*	*
Brian Klos	—	*	—	*	*
Romeo Leemrijse	—	*	—	*	*
Ashfaq Qadri	—	*	—	*	*
Bennett Rosenthal	—	*	—	*	*
Brian Spaly(5)	47,246	*	—	*	*
Blake Sumler	—	*	—	*	*
Named Executive Officers:
Jesse Singh(6)	3,022,079	1.9%	—	*	1.9%
Ralph Nicoletti(7)	670,419	*	—	*	*
Jose Ochoa(8)	747,935	*	—	*	*
Directors and executive officers as a group(9)	6,642,660	4.2%	—	*	4.2%
5% or Greater Stockholders:
Ares Corporate Opportunities Fund IV, L.P.(10)(11)	27,721,090	17.9%	—	*	17.9%
Ontario Teachers’ Pension Plan Board(10)(12)	27,720,990	17.9%	100	100%	17.9%

*	Represents beneficial ownership of less than 1%.
(1)

Includes 17,392 shares of Class A common stock subject to options exercisable within 60 days of March 25, 2021 and 3,683 shares of Class A common stock subject to RSUs that will vest within 60 days of March 25, 2021.

(2)

Includes 21,182 shares of Class A common stock subject to options exercisable within 60 days of March 25, 2021 and 3,683 shares of Class A common stock subject to RSUs that will vest within 60 days of March 25, 2021.

(3)	Includes 86 shares of Class A common stock subject to vested DSUs and 1,377 shares of Class A common stock subject to RSUs that will vest within 60 days of March 25, 2021.
(4)	Reflects 1,377 shares of Class A common stock subject to RSUs that will vest within 60 days of March 25, 2021.
(5)	Includes 2,246 shares of Class A common stock subject to RSUs that will vest within 60 days of March 25, 2021.
(6)

Includes 709,957 shares of Class A common stock subject to options exercisable within 60 days of March 25, 2021. Includes 300,000 shares held by Mr. Singh as grantor-trustee of the Jesse Singh 2020 Trust and 236,705 shares held by Mr. Singh’s spouse, Linda Singh, as trustee of The Jesse Singh 2016 Irrevocable Trust.

(7)	Includes 251,544 shares of Class A common stock subject to options exercisable within 60 days of March 25, 2021.
(8)	Includes 173,913 shares of Class A common stock subject to options exercisable within 60 days of March 25, 2021.

(9)

Includes 1,648,810 shares of Class A common stock subject to options exercisable within 60 days of March 25, 2021, 86 shares of Class A common stock subject to vested DSUs and 12,366 shares of Class A common stock subject to RSUs that will vest within 60 days of March 25, 2021.

(10)

As discussed in “Related Person Transactions—Stockholders Agreement,” the Sponsors have entered into the Stockholders Agreement with us, pursuant to which the Sponsors agree to vote their shares of Class A common stock in favor of the election of the nominees of the Sponsors to our board of directors.

(11)

Reflects shares owned by Ares Corporate Opportunities Fund IV, L.P., or Ares IV. The manager of Ares IV is ACOF Operating Manager IV, LLC, and the sole member of ACOF Operating Manager IV, LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P., and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Holdings Inc., whose sole stockholder is Ares Management Corporation. Ares Management Corporation is indirectly controlled by Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the Ares Entities. Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Michael McFerran, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of our shares of stock owned by Ares IV. Each of the Ares Entities (other than Ares IV, with respect to the securities owned by it) and the equity holders, partners, members and managers of the Ares Entities and the executive committee of Ares Partners expressly disclaims beneficial ownership of these shares. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(12)

Each of Blake Sumler, Ashfaq Qadri and Romeo Leemrijse may be deemed to have the power to dispose of the shares held by OTPP because of a delegation of authority from the board of directors of OTPP, and each expressly disclaims beneficial ownership of such shares. As the owner of Class B common stock, OTPP may, at any time, elect to convert shares of Class B common stock into an equal number of shares of Class A common stock, or convert shares of Class A common stock into an equal number of shares of Class B common stock. The table above does not reflect (i) shares of Class B common stock issuable upon conversion of Class A common stock or (ii) shares of Class A common stock issuable upon conversion of Class B common stock. The address of Ontario Teachers’ Pension Plan Board is 5650 Yonge Street, Toronto, Ontario M2M 4H5.

(13)

Represents percentage of total voting power reflecting (i) all shares of Class A common stock held by such holder and (ii) shares of Class A common stock issuable upon conversion of all shares of Class B common stock held by such holder.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we have been or will be a participant in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Stockholders Agreement

In connection with our IPO, we entered into the Stockholders Agreement with the Sponsors. Pursuant to the Stockholders Agreement, the Sponsors are entitled to designate individuals to be included in the slate of nominees for election to our board of directors as follows:

•

for so long as the Sponsors collectively own 50% or more of the outstanding shares of our common stock, the greater of up to six directors and the number of directors comprising a majority of our board; and

•

except as provided below, for so long as the Sponsors collectively own less than 50% of the outstanding shares of our common stock, that number of directors (rounded up to the nearest whole number or, if such rounding would cause the Sponsors to have the right to elect a majority of our board of directors, rounded to the nearest whole number) that is the same percentage of the total number of directors comprising our board as the collective percentage of common stock owned by the Sponsors.

Each of the Sponsors is entitled to nominate one-half of the nominees to be nominated unless (i) if the number of directors to be nominated is odd, in which case the Sponsors will jointly nominate one such director and each Sponsor will nominate one half of the remaining nominees, and (ii) if either Sponsor owns more than 5%, but less than or equal to 10%, of the outstanding shares of our common stock, in which case, one director will be nominated by such Sponsor, and the remaining nominees will be nominated by the other Sponsor.

Notwithstanding the foregoing, if either Sponsor at any time ceases to own more than 5% of the outstanding shares of our common stock, that Sponsor will not have the right to designate any directors, the shares of our common stock owned by that Sponsor will be excluded in calculating the thresholds above, and the rights set forth above will only be available to the Sponsor that holds the applicable percentage of shares of our common stock. The Stockholders Agreement also provides for the nomination to our board of directors, subject to his or her election by our stockholders at the annual meeting, of our Chief Executive Officer. Each Sponsor has agreed, for so long as such Sponsor holds more than 5% of the outstanding shares of our common stock, to vote all of the shares of Class A common stock held by it in favor of the foregoing nominees.

The Stockholders Agreement also provides that, for so long as the Sponsors collectively own at least 30% of the outstanding shares of our common stock, the following actions will require the prior written consent of each of the Sponsors, subject to certain exceptions. If either Sponsor owns less than 10% of the outstanding shares of our common stock, such action will not be subject to the approval of such Sponsor, and the shares of common stock owned by such Sponsor will be excluded in calculating the 30% threshold:

•

merging or consolidating with or into any other entity, or transferring all or substantially all of our assets, taken as a whole, to another entity, or undertaking any transaction that would constitute a “Change of Control” as defined in our debt agreements;

•	acquiring or disposing of assets, in a single transaction or a series of related transactions, or entering into joint ventures, in each case with a value in excess of $75.0 million;

•	incurring indebtedness in a single transaction or a series of related transactions in an aggregate principal amount in excess of $100.0 million;

•	issuing our or our subsidiaries’ equity other than pursuant to an equity compensation plan approved by our stockholders or a majority of the directors designated by the Sponsors;

•	terminating the employment of our Chief Executive Officer or hiring or designating a new Chief Executive Officer;

•

entering into any transactions, agreements, arrangements or payments with either of the Sponsors or any other person who owns greater than or equal to 10% of our common stock then outstanding that are material or involve aggregate payments or receipts in excess of $500,000;

•	amending, modifying or waiving any provision of our organizational documents in a manner that adversely affects the Sponsors;

•	commencing any liquidation, dissolution or voluntary bankruptcy, administration, recapitalization or reorganization;

•	increasing or decreasing the size of our board of directors; and

•	entering into of any agreement to do any of the foregoing.

The Stockholders Agreement also grants each of the Sponsors certain information rights.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement, or the Registration Rights Agreement, with the Sponsors and certain members of our management. Subject to certain conditions, the Registration Rights Agreement provides the Sponsors with up to four “demand” registrations each and unlimited “demand” registrations at any time we are eligible to register shares on Form S-3. The Registration Rights Agreement also provides the Sponsors and certain members of our management with customary “piggyback” registration rights. The Registration Rights Agreement contains provisions for the coordination by the Sponsors of their sales of shares of our common stock and contains certain limitations on the ability of the members of our management party to the Registration Rights Agreement to offer, sell or otherwise dispose of shares of our common stock. The Registration Rights Agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

Secondary Offerings

On September 15, 2020, we completed an offering of 28,750,000 shares of Class A common stock, including the exercise in full by the underwriters of their option to purchase up to 3,750,000 additional shares of Class A common stock, at a public offering price of $33.25 per share. All of the shares were sold by certain of our stockholders, or the Selling Stockholders. The Selling Stockholders included the Sponsors and certain of our directors and officers. We did not receive any of the proceeds from the sale of the shares by the Selling Stockholders. The estimated offering expenses of approximately $1.4 million were payable by us. Immediately subsequent to the closing of the secondary offering, OTPP converted 33,068,863 shares of its Class B common stock into shares of Class A common stock.

On January 26, 2021, we completed an offering of 20,000,000 shares of Class A common stock, par value $0.001 per share, including the exercise in full by the underwriters of their option to purchase up to 3,000,000 additional shares of Class A common stock, at a public offering price of $40.00 per share. The shares were sold by the Sponsors. We did not receive any of the proceeds from the sale of the shares by those Selling Stockholders. In connection with the offering, we incurred approximately $1.8 million in expenses.

Limitations of Liability; Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to our directors and officers, and may indemnify and advance expenses to our employees and other agents, to the fullest extent permitted by Delaware law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our certificate of incorporation and bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification and advancement of expenses required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and executive officers. See “Corporate Governance—Director and Officer Indemnification Agreements”

The limitation of liability, indemnification and advancement provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification or advancement by any director or officer.

Purchases of Products in the Ordinary Course of Business

Certain of our related persons may, either directly or through their respective affiliates, enter into commercial transactions with us from time to time in the ordinary course of business, primarily for the purchase of merchandise. We believe that none of the transactions with such persons is significant enough to be considered material to such persons or to us.

ADDITIONAL INFORMATION

2020 Annual Report and SEC Filings

Our financial statements for our fiscal year ended September 30, 2020 are included in our 2020 Form 10-K, which we filed with the SEC on December 4, 2020, as amended on February 3, 2021. This proxy statement and our 2020 Annual Report are posted on our website at www.azekco.com and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our 2020 Annual Report without charge by sending a written request to The AZEK Company Inc., Attention: Corporate Secretary, 1330 W Fulton Street #350, Chicago, Illinois 60607.

Special Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements. All statements other than statements of historical facts contained in this proxy statement, including statements regarding future operations are forward-looking statements. In some cases, forward looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” or the negative of these terms and similar expressions intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and trends that we believe may affect our company. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors” set forth in Part I, Item 1A of 2020 Annual Report and in our other SEC filings. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this proxy statement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this proxy statement. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

OTHER MATTERS

Our board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AZEK2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40367-P52497 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE AZEK COMPANY INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sallie B. Bailey
02) Ashfaq Qadri

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D40368-P52497

THE AZEK COMPANY INC.
Annual Meeting of Shareholders
May 18, 2021 10:00 AM, EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jesse Singh, Ralph Nicoletti and Paul Kardish, and each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of THE AZEK COMPANY INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on May 18, 2021, virtually at www.virtualshareholdermeeting.com/AZEK2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AZEK2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40367-P52497 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE AZEK COMPANY INC.

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D40368-P52497

THE AZEK COMPANY INC.
Annual Meeting of Shareholders
May 18, 2021 10:00 AM, EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jesse Singh, Ralph Nicoletti and Paul Kardish, and each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of THE AZEK COMPANY INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on May 18, 2021, virtually at www.virtualshareholdermeeting.com/AZEK2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side